UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CERIDIAN CORPORATION
(Name of Registrant as Specified in Its Charter)

CERIDIAN CORPORATION
(Name of Person(s) Filing Proxy Statement)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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March 30, 2004

Dear Stockholder:

      On behalf of Ceridian’s Board of Directors, I am pleased to invite you to attend Ceridian Corporation’s 2004 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, on Wednesday, May 12, 2004 at 8:30 a.m., local time.

      The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow include information about the following proposals recommended by Ceridian’s Board of Directors to:

      1. Elect eight individuals to serve as directors of Ceridian;

      2. Approve the Ceridian Corporation 2004 Long-Term Stock Incentive Plan; and

3.	Approve the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan.

      Our Board of Directors believes that a favorable vote for each of the matters to be considered at the annual meeting is in the best interests of Ceridian and its stockholders, and unanimously recommends a vote FOR each matter. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares. Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be voted at the annual meeting. We hope that you will be able to attend the meeting. Whether or not you can be present at the meeting in person, please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

      We look forward to seeing you at the meeting.

Sincerely,

Ronald L. Turner
Chairman, President and Chief Executive Officer

Ceridian Corporation

3311 East Old Shakopee Road
Minneapolis, Minnesota 55425

Notice of 2004 Annual Meeting of Stockholders

to be Held on Wednesday, May 12, 2004

      The 2004 Annual Meeting of Stockholders of Ceridian Corporation will be held on Wednesday, May 12, 2004 at 8:30 a.m., local time, at our corporate headquarters located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. The purpose of the meeting is to:

      1.   Elect eight directors;

2.	Approve the Ceridian Corporation 2004 Long-Term Stock Incentive Plan;

3.	Approve the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan in order to increase the number of shares reserved for issuance from 1,000,000 shares to 1,600,000 shares; and

4.	Transact other business properly coming before the meeting.

      The Board of Directors has fixed the close of business on March 16, 2004 as the record date for the purpose of determining stockholders who are entitled to notice and vote at the meeting and any adjournments. Stockholders are entitled to one vote for each share held of record as of the record date. No admission ticket will be necessary.

      A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from April 30, 2004 through May 11, 2004, at our corporate headquarters.

March 30, 2004

BY ORDER OF THE BOARD OF DIRECTORS

Gary M. Nelson
Executive Vice President, General Counsel and
Corporate Secretary

CERIDIAN CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, MAY 12, 2004

GENERAL INFORMATION

________________________________________________________________________________

Date, Time, Place and Purposes

      The meeting will be held on Wednesday, May 12, 2004 at 8:30 a.m., local time, at our corporate headquarters located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, for the purposes set forth in the Notice of Meeting.

Proxies

      This proxy statement is being mailed to our stockholders beginning on or about March 30, 2004 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders.

YOUR VOTE IS VERY IMPORTANT!

•	Voting by Mail. A proxy card is enclosed for your use. Whether or not you expect to attend the meeting, please sign, date and mail your proxy card promptly in the enclosed postage paid envelope.

•	Voting by Telephone and the Internet. If you wish to vote by telephone or the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet, please do not return your proxy by mail.

      The Board recommends you vote FOR each of the proposals set forth in the Notice of Meeting and FOR all of the nominees for director listed in this proxy statement.

Number of Shares Outstanding

      Holders of record of Ceridian common stock are entitled to one vote for each share held. As of March 16, 2004, the record date, there were 148,488,335 shares of our common stock outstanding and eligible to vote at the meeting.

Quorum Requirement

      The presence at the meeting, in person or by proxy, of a majority of shares of our common stock issued and outstanding and eligible to vote will constitute a quorum for the transaction of business at the meeting. As of the record date, the presence of holders of common stock representing at least 74,244,168 votes will be required to establish a quorum. In general, shares of common stock either represented by a properly signed and returned proxy card or properly voted by telephone or the Internet will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum. Proxies received but marked as abstentions (or withhold authority with respect to one or more directors) and “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

Vote Required

      Proxies will be voted as specified by you. Signed proxies for shares not held in “street name” with a broker or other nominee that lack any specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election of all nominees for directors listed in this proxy statement.

      Election of Directors (Item 1). The eight director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may withhold their vote on the proxy card or by following the telephone and Internet instructions. Shares represented by a properly executed proxy marked “withhold authority” with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining a quorum.

      Approval of 2004 Long-Term Stock Incentive Plan (Item 2) and Amended and Restated Employee Stock Purchase Plan (Item 3). The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for approval of each of the Ceridian Corporation 2004 Long-Term Stock Incentive Plan and the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan, provided that, with respect to the 2004 Long-Term Stock Incentive Plan, the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

      A proxy marked “abstain” will have the effect of a vote against the item. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to Items 2 and 3. Thus, if you do not give your broker or nominee specific instructions, your shares will be deemed not entitled to vote on Items 2 and 3.

Revoking Your Proxy

      You may revoke your proxy at any time before it is voted by sending a written statement to the Corporate Secretary, by submitting another proxy with a later date or by voting again by telephone or the Internet. The written statement or proxy with a later date must be received by the Corporate Secretary prior to the meeting. You may also revoke your proxy by appearing and voting at the meeting.

Voting by Participants in Our Benefit Plans

      If you own shares of our common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and any shares you own registered in your name. If any of your plan accounts are not in the same name as your registered shares, you will receive separate proxy cards for your registered and plan holdings. Proxies submitted by participants in our 401(k) plans will serve as voting instructions to the trustees for the plans whether provided by mail, telephone or the Internet. In the absence of voting instructions for participants in the 401(k) plans, the trustees of the plans will vote the undirected shares in the same proportion as the directed shares.

Confidential Voting

      We have a policy that if a stockholder requests, the stockholder’s vote will be kept confidential prior to the final tabulation of the vote at the meeting. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to our independent election inspector (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted unless the stockholder has requested that their vote be kept confidential.

Householding of Annual Meeting Materials

      Companies are permitted to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if they believe the stockholders are members of the same family and they have consented. Each stockholder continues to receive a separate proxy card in the mailing. This procedure, referred to as householding, may reduce the volume of duplicate information stockholders receive and reduce a company’s expenses.

      Each year we discuss the householding of all of our relevant record holder accounts with our transfer agent, The Bank of New York. Based upon our most recent review of the costs and benefits of this process with our transfer agent, we have decided that it would not be cost effective to implement householding for our record holders at this time. However, a number of brokerage firms have instituted householding. If your family has multiple Ceridian accounts, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. These options are available to you at any time.

Other Business

      The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the authorized persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CORPORATE GOVERNANCE

________________________________________________________________________________

      Our Board and management have sought to foster an approach toward corporate governance that will ensure an independent, informed and effective Board, responsible and accountable for acting in the best interests of our stockholders. As such, all directors stand for election by our stockholders every year, and all holders of our common stock have equal voting rights.

      The Board has maintained a formal statement of corporate governance policies and guidelines that expresses in a consolidated fashion the corporate governance practices of Ceridian. These corporate governance policies and guidelines have evolved over many years and are reviewed periodically by the Nominating and Corporate Governance Committee of the Board and revisions to the policies are approved by the full Board. Our current Corporate Governance Policies and Guidelines include the following:

Board Independence and Composition

•	A majority of the directors should be independent, non-employee directors. The Board has adopted the criteria for independence established by the New York Stock Exchange listing standards. On that basis, the Board has affirmatively determined that all of the non-employee directors are independent.

•	The Board reviews all proposed direct and indirect relationships of each director with Ceridian. No director qualifies as an independent director unless the Board affirmatively determines that the director satisfies the independence criteria set forth in the New York Stock Exchange listing standards.

•	The Nominating and Corporate Governance Committee reviews at least annually the size and composition of the Board to assess whether the personal experience and expertise of the individual directors, and the overall mix of experience, expertise, independence and diversity of backgrounds among all the directors, will enable the Board to most effectively monitor our performance and actively participate in developing long-term strategy and financial goals. This review includes director succession planning, in light of expected future needs of the Board and Ceridian, and application of policies pertaining to tenure on the Board.

•	The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify potential director candidates, to screen such candidates and to recommend candidates to the full Board. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible director candidates.

•	Any non-employee director who has completed, or as of the next annual meeting of stockholders will have completed, 12 years of service as a director will submit a letter to the Nominating and Corporate Governance Committee offering not to stand for re-election to the Board at any future meeting of stockholders. The Nominating and Corporate Governance Committee has complete discretion as to whether and when the offer will be accepted.

•	Upon a change in the employment status of any non-employee director, that director will submit a letter to the Nominating and Corporate Governance Committee offering not to stand for re-election to the Board at the next annual meeting of our stockholders. The Nominating and Corporate Governance Committee has complete discretion as to whether and when the offer will be accepted.

•	Unless waived by the Board, any non-employee director must retire from the Board no later than the next annual meeting of our stockholders occurring after his or her 70th birthday.

•	Any director who is also an officer of Ceridian will retire from the Board immediately upon retirement or termination as an officer and employee of the company.

Board and Committee Operation and Performance

•	The Board is elected by the stockholders each year to oversee management and to assure that long-term interests of the stockholders are being served. Board members are expected to devote sufficient time and attention to carry out their director duties and responsibilities to Ceridian and ensure that their other responsibilities do not materially interfere with their responsibilities as directors of Ceridian.

•	The Board meets at regularly scheduled meetings and special meetings during the year at which it reviews and discusses reports by management on Ceridian’s performance, plans and prospects. Directors are expected to attend Board and committee meetings having reviewed any materials provided to them in advance of the meeting.

•	The independent non-management directors meet in executive session at each regularly scheduled Board meeting. Ceridian does not have a presiding director. The chairs of the respective Board committees assume leadership roles within the Board and during Board meetings or executive sessions pertaining to issues within the purview of the respective committee that they chair. The Board believes that by taking this approach, its decision making process will be enhanced and that there is no need for a presiding director.

•	The Board and its committees each have the right at any time to retain independent outside financial, legal or other advisors. The Board and its committees also have access to any officer, manager or employee within Ceridian at any time while conducting its business.

•	The Board expects its directors, as well as officers and employees, to act ethically at all times and to adhere to the policies comprising Ceridian’s Code of Conduct found on Ceridian’s website. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Chair of the Nominating and Corporate Governance Committee. The Board will evaluate the conflict of interest and determine whether a conflict can be resolved or waived. If the conflict cannot be resolved or waived, the director will be asked to resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO or other senior executive officer. If a conflict is waived for a member of the Board, the CEO, the principal financial officer, principal accounting officer or other executive officer of Ceridian, Ceridian will promptly disclose such waiver on its website.

•	The committees of the Board are established based on SEC and NYSE requirements and the Board’s assessment of what is necessary and desirable in light of Ceridian’s circumstances at any particular time and the Board’s desire to most effectively utilize directors’ time, experience and expertise.

•	All members of the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee are required to be independent non-employee directors, and a majority of the members of the Executive Committee are required to be independent non-employee directors. The Nominating and Corporate Governance Committee reviews Board committee structure and assignments at least annually and recommends any changes to the Board.

•	The full Board and all of the Board committees except for the Executive Committee conduct annual self assessments. The results of the Board and committee self assessments and any recommendations for changes are presented to the Board.

•	The Chief Financial Officer, General Counsel and senior Human Resources executive are responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director meets at Ceridian’s corporate headquarters for personal briefing by senior management on Ceridian’s strategic plans, its financial statements, and its key policies and practices. Board members may also attend, at Ceridian’s expense, seminars, conferences, and other continuing education programs designed for directors of public companies.

      Our Corporate Governance Policies and Guidelines and other information relating to our corporate governance are published in the “Corporate Governance” section of our website at www.ceridian.com. We encourage our stockholders to visit our website to learn more about our corporate governance practices.

ELECTION OF DIRECTORS (ITEM 1)

________________________________________________________________________________

      Our business is managed under the direction of our Board of Directors. Our Bylaws provide that the Board determines the number of directors, which is currently set at eight. The Board has designated as nominees for director all eight of the directors presently serving on the Board.

      The Board recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. The Board has no reason to believe any of the nominees for director will be unable or unavailable to serve.

      However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, the Board may reduce the number of directors, and proxies, at the Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2005 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

Nominees for Election of Directors

      The following is biographical information, as of March 1, 2004, concerning the eight nominees for election as directors of Ceridian:

WILLIAM J. CADOGAN, age 55

•	General Partner of St. Paul Venture Capital, Inc., a venture capital firm, since April 2001

•	Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., a designer and manufacturer of products and systems for broadband telecommunications networks. Chairman of ADC from February 1994 through February 2001, and President and Chief Executive Officer of ADC from July 1991 through February 2001

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from February 2000 to March 2001

NICHOLAS D. CHABRAJA, age 61

•	Chairman and Chief Executive Officer of General Dynamics Corporation, a defense and advanced technology company, since June 1997

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from July 1998 to March 2001

•	Also a director of General Dynamics

ROBERT H. EWALD, age 56

•	Executive Vice President of Ceridian and President of Ceridian Human Resource Solutions since July 2003

•	Chairman and Chief Executive Officer of Scale Eight, Inc., a provider of file storage solutions, from October 2002 to July 2003

•	Executive Chairman of Learn2 Corporation, an e-learning company, from September 2001 to October 2002

•	President and Chief Executive Officer of E-Stamp Corporation, an Internet postage company, from March 1999 to September 2001

•	Executive Vice President and Chief Operating Officer of Silicon Graphics, Inc., a provider of high performance workstations, servers and super computers, from October 1997 to July 1998

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from February 1998 to March 2001

RONALD T. LEMAY, age 58

•	Chairman, October Capital, LLC, a private equity firm, since February 2001

•	Representative Executive Officer of JAPAN TELECOM Co., Ltd., a telecommunications company, since November 2003

•	Interim President of JAPAN TELECOM Co., Ltd. from November 2003 to January 2004

•	President and Chief Operating Officer of Sprint Corporation, a global communications company, from October 1997 to April 2003

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from January 1997 to March 2001

•	Also a director of Imation Corp. and Allstate Corporation

GEORGE R. LEWIS, age 63

•	Retired President and Chief Executive Officer of Philip Morris Capital Corporation, a subsidiary of Altria Group, Inc. (f/k/a Philip Morris Companies Inc.), a consumer packaged goods company. Served in such positions from May 1997 through March 2001

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from November 1994 to March 2001

RONALD L. TURNER, age 57

•	Chairman, President and Chief Executive Officer of Ceridian since August 2000

•	Chairman and Chief Executive Officer of Ceridian’s predecessor from January 2000 to March 2001 and President from April 1998 to March 2001

•	Chief Operating Officer of Ceridian’s predecessor from April 1998 to January 2000

•	Served as a director of Ceridian since August 2000 and Ceridian’s predecessor from July 1998 to March 2001

•	Also a director of FLIR Systems, Inc., Imagistics International, Inc. and The Brink’s Company

CAROLE J. UHRICH, age 60

•	Executive Vice President of Maytag Corporation, a home and commercial products company, and President of Maytag’s Home Solutions Group from January 2000 through December 2000

•	Executive Vice President and Assistant Chief Operating Officer of Polaroid Corporation, a photographic equipment and supplies corporation, from September 1998 to April 1999

•	Executive Vice President of Commercial Imaging for Polaroid from March 1997 to September 1998

•	Served as a director of Ceridian since March 2001 and Ceridian’s predecessor from November 1994 to March 2001

•	Also a director of Baxter International, Inc.

ALAN F. WHITE, age 66

•	Senior Associate Dean, Massachusetts Institute of Technology, Alfred P. Sloan School of Management since 1994

•	Member of the MIT faculty, ex officio

•	Consultant in the area of management development and business development

•	Served as a director of Ceridian since May 2003

•	Also a director of SBS Technologies, Inc.

Director Independence

      The Board has adopted criteria set forth in the New York Stock Exchange listing standard for determining whether a director is independent. The Board believes that a substantial majority of the directors must be independent. The Board annually reviews all direct and indirect commercial and charitable relationships that directors may have with Ceridian to determine whether the directors are independent. No director qualifies as an independent director unless the Board affirmatively determines that the director is independent.

      The Board has reviewed all transactions or relationships between each director, or any member of his or her immediate family, and Ceridian, our executive officers and our independent auditors. Based on this review, the Board has affirmatively determined that William J. Cadogan, Nicholas D. Chabraja, Ronald T. LeMay, George R. Lewis, Carole J. Uhrich and Alan F. White are each independent under the New York Stock Exchange listing standards. The Board has also determined that all Board committees, except the Executive Committee, are composed of independent directors in accordance with the New York Stock Exchange listing standards. The Executive Committee is comprised of a majority of independent directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

________________________________________________________________________________

      The Board of Directors held four meetings in 2003. Each current director of Ceridian attended at least 75% of the meetings of the Board and its committees on which the director served, with the exception of Ms. Uhrich who attended 71% of the meetings. Ms. Uhrich would have attended 100% of the meetings of the Board and the committees on which she serves, but for an illness that required hospitalization upon arrival in Minneapolis for scheduled Board and committee meetings.

      We have no formal policy or requirement for directors to attend the Annual Meeting. All directors, however, are invited to attend our Annual Stockholders Meetings. As a result of the proximity of our April 23-25, 2003 Board of Directors meeting to the date of the 2003 Annual Stockholders meeting, there was no scheduled Board of Directors meeting that occurred on the date of the 2003 Annual Stockholders meeting. At the 2003 Annual Stockholders Meeting, two directors and three non-employee stockholders were in attendance.

      The Board currently maintains four committees that took action in 2003 as follows:

Committee	Meetings	Written Action

Executive	0	0
Audit	4	1
Compensation and Human Resources	3	2
Nominating and Corporate Governance	3	2

      The Board dissolved the Strategy Review Committee as of July 23, 2003. The functions of the Strategy Review Committee are being conducted by the full Board. The Strategy Review Committee did not meet in 2003.

      The following directors serve on committees of the Board:

Nominating and
			Compensation and	Corporate
Director	Executive	Audit	Human Resources	Governance

William J. Cadogan		X
Nicholas D. Chabraja	X		Chair	X
Robert H. Ewald
Ronald T. LeMay	X		X	Chair
George R. Lewis		Chair
Ronald L. Turner	Chair
Carole J. Uhrich		X
Alan F. White			X	X

      Membership on the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee is limited to directors who are independent. The Board of Directors has determined that each of the members of such committees is independent in accordance with the New York Stock Exchange listing standards. The Board has also determined that all Audit Committee members are financially literate under New York Stock Exchange listing standards and that Mr. Lewis qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

      Each committee has a separate written charter and all committee charters are located in the “Corporate Governance” section of our website at www.ceridian.com. In addition, a copy of the Audit Committee charter is attached to this proxy statement as Appendix A. The Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee conduct annual self assessments, the results of which are provided to the Board.

Executive Committee

      This committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee are reported to the Board and are subject to revisions and alterations by the Board.

Audit Committee

      This committee:

•	monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, tax and legal compliance;

•	monitors the independence and performance of our independent auditors and internal auditing department; and

•	provides an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

      This committee also has the sole authority to:

•	engage and retain our independent auditors;

•	determine and pre-approve the type and scope of all audit and non-audit services provided by our independent auditors; and

•	approve the compensation of the independent auditors.

      KPMG LLP, our independent auditor, reports directly to the Audit Committee, and the Audit Committee has full oversight over all services performed by them. This committee periodically meets separately in executive sessions with KPMG LLP, our senior internal audit executive and our General Counsel. For additional information about this committee, we refer you to the “Report of the Audit Committee” contained in this proxy statement.

Compensation and Human Resources Committee

      This committee:

•	approves the compensation and benefits of our executive officers, including the chief executive officer;

•	reviews the process of managing executive succession, diversity and development;

•	assesses the adequacy of our human resource policies and principles; and

•	determines compensation policies, practices and structures to attract and retain our key executives.

Nominating and Corporate Governance Committee

      This committee:

•	reviews the composition and organization of the Board and its committees and recommends to the Board the adoption of relevant corporate governance policies;

•	recommends to the Board compensation for non-employee directors and considers all nominees for Board membership; and

•	conducts periodic evaluations of the performance of the Board.

      This committee will consider director candidates proposed by stockholders. A stockholder that desires to nominate a candidate should refer to the section of this proxy statement entitled “Other Matters — Director Nominations.”

SHARE OWNERSHIP INFORMATION

________________________________________________________________________________

Share Ownership of Directors and Management

      The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock as of March 1, 2004 by each director, by each of the named executives, and by all executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership(1)_____________

		Options
	Shares of	Exercisable
	Common Stock	Within 60 Days	Phantom			Percent
Name of Individual or Identity of Group	(2)____	of 3/1/04____	Shares(3)(4)	Total___		of Class___

Directors:
William J. Cadogan	17,243	17,387	0	34,630		*
Nicholas D. Chabraja	17,244	22,774	0	40,018		*
Robert H. Ewald	57,055	24,161	0	81,216		*
Ronald T. LeMay	15,862	32,201	0	48,063		*
George R. Lewis	13,601	38,935	3,171	55,707		*
Ronald L. Turner	184,866	1,747,423	6,602	1,938,891		1.28%
Carole J. Uhrich	16,772	38,935	0	55,707		*
Alan F. White	9,345	4,000	0	13,345		*
Other Named Executives:
John R. Eickhoff	56,418	1,074,275	0	1,130,693		*
Gary A. Krow	50,614	502,674	18,769	572,057		*
Gary M. Nelson	22,287	384,762	14,364	421,413		*
All Executive Officers and Directors as a Group (13 persons)	501,218	4,348,707	49,527	4,899,452	(5)	3.19%

*	Represents less than one percent.

(1)	Except for phantom shares, which do not have voting rights and have restrictions on transferability, each director and executive officer has sole voting and investment power for all shares of common stock opposite his or her name.

(2)	Includes shares of restricted stock held by executive officers and directors. Includes shares of common stock allocated to the individual accounts of certain executive officers under Ceridian’s 401(k) plans.

(3)	Includes phantom shares credited to the individual accounts of non-employee directors pursuant to deferrals of annual retainer fees under the Amended and Restated 2001 Director Performance Incentive Plan. All payments from an individual director’s phantom stock account will be made in Ceridian common stock (fractional shares paid in cash). Payments from an individual director’s phantom stock account will be made based upon the director’s prior election to receive shares of Ceridian common stock in a lump sum on January 10 of the year after the director leaves the board or in five, 10 or 15 year annual installments. Phantom stock does not have voting rights.

(4)	Includes phantom shares credited to the individual accounts of executive officers pursuant to deferrals made by the individual under the Ceridian Corporation Deferred Compensation Plan. All payments from an individual’s phantom stock account will be made in Ceridian common stock (fractional shares paid in cash) from the Ceridian Corporation Amended and Restated 2001 Long-Term Stock Incentive Plan. Phantom stock may not be transferred out of an individual’s phantom stock account until retirement or termination. Phantom stock does not have voting rights. For each contribution made by an individual to his or her phantom stock account, Ceridian credits the individual’s phantom stock account with an additional 15 percent premium on the amount contributed by the individual. This additional credit vests on the last day of the second year that begins after the date that the contribution is made into the individual’s phantom stock account.

Share Ownership of Certain Beneficial Owners

      The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Ceridian common stock issued and outstanding as of March 1, 2004.

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

Capital Research and Management Company	16,020,700(1)	10.72%
333 South Hope Street
Los Angeles, CA 90071
FMR Corp.	15,979,003(2)	10.69%
Edward C. Johnson 3d
Abigail P. Johnson 82 Devonshire Street Boston, MA 02109
Janus Capital Management LLC	14,971,501(3)	10.02%
100 Fillmore Street
Denver, CO 80206
AIM Management Group Inc., and its subsidiaries	14,373,414(4)	9.62%
AIM Advisors, Inc. AIM Capital Management, Inc., AIM Funds Management Inc., and AIM Private Asset Management, Inc.
11 Greenway Plaza, Suite 100 Houston, TX 77046
Harris Associates L.P.	11,126,958(5)	7.45%
Harris Associates Inc.
Two North LaSalle Street, Suite 500
Chicago, IL 60602

(1)	Beneficial ownership as of December 31, 2003 as reported in a Schedule 13G dated February 10, 2004. These securities are deemed to be beneficially owned by the named party as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Represents sole power to dispose or to direct the disposition of 16,020,700 shares and sole voting power and shared voting power of zero shares.

(2)	Beneficial ownership as of December 31, 2003 as reported in a Schedule 13G dated February 16, 2004. These securities are beneficially owned by the named parties as a result of their direct and indirect ownership of Fidelity Management & Research Company and Fidelity Management Trust Company, which are both wholly owned subsidiaries of FMR Corp., and the previous ownership by Fidelity Management & Research Company of Fidelity International Limited. Fidelity Management & Research Company is the beneficial owner of 14,666,923 shares or 9.82 percent, as a result of acting as investment advisor to various investment companies (commonly referred to as “funds”). Each of Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity Management & Research Company) and the funds has sole power to dispose of the 14,666,923 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ board of trustees. Fidelity Management Trust

Company is the beneficial owner of 999,080 shares or 0.67 percent, as a result of its serving as investment manager of the institutional accounts. Each of Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over 999,080 shares and sole power to vote or to direct the voting of 921,880 shares, and no power to vote or to direct the voting of 77,200 shares owned by institutional accounts. Fidelity International Limited, previously a majority owned subsidiary of Fidelity Management & Research Company, is the beneficial owner of 313,000 shares. Fidelity International Limited currently operates as an entity independent of FMR Corp. and Fidelity Management & Research Company.

(3)	Beneficial ownership as of December 31, 2003 as reported in a Schedule 13G dated February 16, 2004. These securities are deemed beneficially owned by Janus Capital Management LLC. Janus Capital owns 100 percent of Bay Isle Financial LLC and 77.5 percent of Enhanced Investment Technologies LLC (“INTECH”). Janus Capital, Bay Isle and INTECH are registered investment advisors, each providing investment advice to several investment companies. Janus Capital beneficially owns 14,853,901 shares or 9.94 percent for which it has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of such shares. As a result of its role as an investment advisor, INTECH may be deemed to beneficially own 117,600 shares or 0.08 percent for which it has shared power to vote or direct the vote and shared power to dispose or direct the disposition of such shares.

(4)	Beneficial ownership as of December 31, 2003 as reported in a Schedule 13G dated February 10, 2004. Represents sole power to vote or direct the vote of 14,373,414 shares, and sole power to dispose or to direct the disposition of 14,373,414 shares.

(5)	Beneficial ownership as of December 31, 2003 as reported in a Schedule 13G dated February 12, 2004. These securities are beneficially owned by the named parties as a result of the named parties’ advisor and other relationships with the persons who own the shares. The Harris Associates Investment Trust owns 6,148,000 shares or 4.11 percent, and Harris Associates L.P. serves as investment advisor to this trust and has shared voting and dispositive power over these shares. Represents shared power to vote or direct the vote of 11,126,958 shares, sole power to dispose or to direct the disposition of 4,978,958 shares, and shared power to dispose or to direct the disposition of 6,148,000 shares.

DIRECTOR COMPENSATION

________________________________________________________________________________

      The following table summarizes the compensation paid to or earned by our non-employee directors during 2003. Directors who are employees of Ceridian are not separately compensated for their services as a director. As a result, Mr. Turner received no compensation as a director and Mr. Ewald only received compensation for his services as a director prior to becoming an executive officer of Ceridian in July 2003.

	Cash
	Compensation	Security Grants

				Shares Issued
				as Restricted
			Shares Issued as	Stock
	Cash Portion of	Shares	Portion of	Award to New
	Annual Retainer	Underlying	Annual Retainer	Director
Name	($)(1)	Options (#)(2)	(#)(1)(3)	(#)(4)

William J. Cadogan	$26,000	4,000	1,794	0
Nicholas D. Chabraja	31,000	4,000	1,794	0
Robert H. Ewald (5)	14,398	0	988	0
Ronald T. LeMay	31,000	4,000	1,794	0
George R. Lewis	41,000	4,000	1,794	0
Carole J. Uhrich	29,750	4,000	1,794	0
Alan F. White (6)	31,871	4,000	0	8,100

(1)	Ceridian’s annual retainer is currently $52,000 and, at the election of the director prior to the beginning of the year, between 50% and 100% of this annual retainer is paid in restricted stock, deferred stock or a combination of the two. A minimum of 50% of this annual retainer must be paid in restricted or deferred stock. Mr. White was elected to the Board on May 21, 2003 and all of his annual retainer fees were paid in cash. Ceridian also pays $5,000 to each of the chairs of the Compensation and Human Resources and Nominating and Corporate Governance Committees and $15,000 to the chair of the Audit Committee which may be taken in cash, restricted stock, deferred stock or any combination of the three. The fees paid to the chair of the Audit Committee were increased from $5,000 to $15,000 in 2003. Ms. Uhrich received $3,750 for serving as chair of the Strategy Review Committee which was disbanded on July 23, 2003. The amount shown in this column includes the cash portion, if any, of the annual retainer elected by the director as well as any chair fees elected to be paid in cash.

(2)	Each non-employee director received an annual option grant of 4,000 shares of common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted was equal to the fair market value of one share of the underlying common stock on the date the option was granted. Each option became exercisable in full six months after the date of grant and expires ten years from the date of grant.

(3)	Shares of restricted or deferred stock are non-transferable while the director serves on the Board.

(4)	Each newly elected non-employee director receives a one-time award of restricted stock. The number of restricted shares is determined by dividing an amount equal to two and one-half times the then current annual retainer for a non-employee director by the average closing price of a share of Ceridian common stock on the New York Stock Exchange for the 10 trading days prior to the effective date of the individual’s election to the Board, rounded to the nearest 100 shares. Twenty percent of the restricted shares vest on each anniversary of the date of grant, and the shares may not be transferred before they vest.

(5)	Mr. Ewald became an executive officer of Ceridian in July 2003. Upon becoming an executive officer of Ceridian, Mr. Ewald no longer received compensation for continuing to serve on the Board. In addition, as a result of Mr. Ewald no longer being a non-employee director of Ceridian, Mr. Ewald forfeited:

•	806 shares of his 2003 annual Board retainer paid in restricted stock on January 2, 2003; and

•	the 4,000 share non-qualified stock option award granted on May 21, 2003.

      We refer you to the “Executive Compensation” section of this proxy statement for information on the compensation received by        Mr. Ewald as an executive officer of Ceridian.

(6)	Mr. White became a director on May 21, 2003.

      In addition to the above mentioned compensation, Ceridian reimburses directors for expenses incurred in attending Board and committee meetings.

STOCK PRICE PERFORMANCE GRAPH
________________________________________________________________________________

      The graph below compares the cumulative total return from April 2, 2001 to December 31, 2003 for our common stock, the S&P 500 Index and our peer group index of data services companies aligned to our human resource solutions and Comdata business segments. Our common stock was wholly owned by Ceridian’s predecessor until all of our outstanding common stock was distributed to the stockholders of Ceridian’s predecessor in a tax-free spin transaction (which this proxy statement refers to as the “spin-off”) on March 31, 2001. As a result of the spin-off, our common stock did not trade on a regular way basis on the New York Stock Exchange until April 2, 2001. The peer group index of data services companies, weighted for market capitalization, consists of Automatic Data Processing, Inc.; Bisys Group, Inc.; Computer Sciences Corporation; Concord EFS, Inc.; DST Systems, Inc.; Equifax, Inc.; First Data Corporation; Fiserv, Inc.; and Paychex, Inc. ProBusiness Services, Inc. was excluded from the peer group as a result of being acquired by Automatic Data Processing, Inc. The graph assumes the investment of $100 in each of our common stock, the S&P 500 Index and our peer group index on April 2, 2001, and the reinvestment of all dividends as and when distributed.

Measurement Period	Ceridian	S&P 500 Index	Peer Group

Measurement Pt — 04/02/01	$100.00	$100.00	$100.00
Period Ended 12/31/01	$110.29	$101.22	$121.58
Period Ended 12/31/02	$84.82	$78.85	$89.06
Period Ended 12/31/03	$123.18	$101.47	$100.58

COMPARISON OF CUMULATIVE TOTAL RETURN
(CERIDIAN, THE S&P 500 INDEX AND THE PEER GROUP INDEX)

REPORT OF AUDIT COMMITTEE

Membership and Role of the Audit Committee

      The Audit Committee consists of George R. Lewis, William J. Cadogan and Carole J. Uhrich. Robert H. Ewald served on the Audit Committee until he became an employee of the company on July 21, 2003. Ms. Uhrich joined the Audit Committee on July 22, 2003. The Board has affirmatively determined that each member of the Audit Committee is an independent director and financially literate within the listing standards of the New York Stock Exchange and that Mr. Lewis qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. No members of the Audit Committee received any compensation from Ceridian during the last fiscal year other than directors’ and committee chair fees.

      The committee operates under a formal written charter adopted by the Board. In January 2004, the Audit Committee revised its charter, and the revisions were approved by the Board. A copy of the revised charter is included as Appendix A to this proxy statement and can also be found in the Corporate Governance section of Ceridian’s website located at www.ceridian.com. The Audit Committee charter is reviewed annually by the committee and approved by the Board.

Review of Ceridian’s Audited Consolidated Financial Statements for the Fiscal Year ended December 31, 2003

      The following is the report of the Audit Committee with respect to Ceridian’s audited financial statements for the fiscal year ended December 31, 2003.

      The Audit Committee has reviewed and discussed the audited consolidated financial statements of Ceridian for the fiscal year ended December 31, 2003 with Ceridian’s management, the senior internal audit executive and KPMG LLP, Ceridian’s independent auditor, with and without management present. The Committee has reviewed the results of auditor examinations, Ceridian’s internal controls, and the quality of Ceridian’s financial reporting. The Committee also reviewed Ceridian procedures and internal control process designed to ensure full, fair and adequate financial reporting and disclosure, including procedures for certifications provided by the CEO and CFO that are required in periodic reports filed with the Securities and Exchange Commission. Management is responsible for the consolidated financial statements and reporting process, including systems of internal controls. KPMG LLP is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

      The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed with KPMG LLP its independence.

      The Committee adopted guidelines requiring review and approval by the Committee of audit and non-audit services performed by KPMG for Ceridian, a copy of which may be found in the Corporate Governance section of Ceridian’s website at www.ceridian.com.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that Ceridian’s audited consolidated financial statements be included in Ceridian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

March 8, 2004

Audit Committee

          George R. Lewis, Chair

          William J. Cadogan
          Carole J. Uhrich

INDEPENDENT AUDITOR FEES

      The Audit Committee of the Board has selected KPMG LLP, our present auditors, to audit our accounts for the year ending December 31, 2004. KPMG LLP audited our accounts for the year ended December 31, 2003.

      Representatives of KPMG LLP will attend the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

Audit Fees

      The following table sets forth the aggregate fees billed to Ceridian for the fiscal years ended December 31, 2003 and 2002 by KPMG LLP:

	2003	2002

Audit Fees	$1,126,000	$1,010,000
Audit Related Fees(a)	1,054,000	463,000
Tax Fees(b)	161,000	260,000
All Other Fees(c)	15,000	87,000

Total Fees(d)	$2,356,000	$1,820,000

(a)	Principally related to third-party reviews of transaction processing controls (SAS 70 reports), audits of employee benefit plans and Sarbanes-Oxley documentation assistance.

(b)	Primarily related to transfer pricing and tax compliance matters.

(c)	Primarily related to international statutory filing matters.

(d)	All fees have been approved by the Audit Committee.

      The Audit Committee considered whether the provision of these services is compatible with maintaining KPMG LLP’s independence and determined that it was compatible.

Auditor Fees Pre-Approval Policy

      The Audit Committee has a formal policy concerning the approval of audit and non-audit services to be provided by Ceridian’s independent auditors. A copy of this policy can be found on our website at www.ceridian.com in the Corporate Governance section. The policy requires that all services that Ceridian’s independent auditors may provide to Ceridian, including audit services and permitted audit-related and non-audit related services, be pre-approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members who, in turn, must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests or applications to provide services by our independent auditors are submitted to the Audit Committee by both our independent auditor and the Chief Financial Officer or Corporate Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

      The Audit Committee pre-approved all audit, audit-related and non-audit services provided by KPMG LLP in 2003.

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

      The Compensation and Human Resources Committee is responsible for establishing and administering the compensation program for executive officers of the company. All committee members are independent directors as affirmatively determined by the Board of Directors pursuant to the New York Stock Exchange listing standards. This report provides the philosophical principles, specific program elements and other factors considered by the committee in making decisions about executive compensation.

Compensation Philosophy

      The executive compensation program is intended to:

•	compete appropriately with other companies;

•	emphasize performance-based pay, by rewarding superior performance with superior levels of compensation; and

•	align the interests of senior management with the interests of stockholders.

      The executive compensation program is composed of base salary, annual incentive bonus, and long-term stock based incentive compensation.

      Each year the committee receives information regarding competitive compensation levels and practices for positions comparable to the company’s executive officer positions. This information is obtained from nationwide compensation surveys compiled by nationally recognized compensation consulting firms. As a result, comparative compensation information is drawn from a broader range of companies than those included in the company’s peer group index utilized in the stock price performance graph found in this proxy statement, and not all of the companies included in the peer group index are included in the surveys the committee utilizes.

      Base salary is targeted at the median of comparative market data. Total compensation (base salary, target annual incentive bonus and long-term stock based incentive compensation) is targeted in a range between the 50th and 75th percentiles of comparative market data. Greater weight is given to an executive’s performance-based compensation (annual incentive bonus and long-term stock based incentive compensation). The higher the level of responsibility an executive has, the greater the executive’s total direct compensation emphasizes performance-based compensation. The committee also determines the performance goals for incentive compensation plans in conjunction with the Board’s approval of strategic and operating plans.

Base Salary

      The annual determination of an executive officer’s base salary is based on the committee’s assessment of the following factors:

•	responsibilities of the position;

•	competitive practice;

•	executive performance and experience; and

•	relative internal reporting relationships.

      The 2003 base salaries for executive officers, including the “named executives” listed in the Summary Compensation Table contained in this proxy statement, were generally within the targeted range, with the exception of Mr. Eickhoff, whose base salary was approximately 15% above median, reflecting his experience and contributions to the company.

Annual Incentive Bonus

      Executive officers are provided with an annual opportunity to earn cash incentive awards. The determination of an executive officer’s target annual incentive bonus is based on the committee’s assessment of the components listed below and its philosophy regarding performance-based compensation. The actual amount of the annual incentive bonus is subject to the discretion of the committee. The amount or existence of any incentive payments can be impacted by significant external events, individual employment status and performance, and any unusual business events. To be eligible for an annual incentive bonus, the individual must be employed by the company on the last day of the calendar year. Annual incentive bonus payments are made in cash.

      For 2003, the target bonus percentage for John R. Eickhoff, Robert H. Ewald, Gary A. Krow and Gary M. Nelson ranged from 55% to 75% of base salary, with the maximum possible bonus equal to between 110% to 150% of base salary.

      The criteria for determining the amount of annual incentive bonus for corporate executive officers, which includes Ronald L. Turner, John R. Eickhoff and Gary M. Nelson of the named executives, was comprised of three components:

•	60% was dependent upon the achievement by Ceridian of specified levels of earnings per share;

•	20% was dependent upon the achievement by Ceridian of specified levels of revenue growth; and

•	20% was dependent upon the achievement by Ceridian of specified quarterly earnings per share results.

      The criteria for determining the amount of annual incentive bonus for an executive officer responsible for an operating unit, which includes Messrs. Ewald and Krow of the named executives, was comprised of four components:

•	30% was dependent upon the same earnings per share requirement;

•	30% was dependent upon the operating unit achieving specified levels of pre-tax earnings;

•	15% was dependent upon the operating unit achieving specified levels of revenue growth; and

      The remaining 25% of Mr. Krow’s annual incentive bonus was dependent upon the committee’s assessment of the executive officer’s individual performance in areas such as productivity, balance sheet management, customer retention and employee satisfaction. The remaining 25% of Mr. Ewald’s annual incentive bonus was dependent upon the achievement by Ceridian of specified quarterly earnings per share results.

      For 2003, this resulted in bonus payments for Messrs. Eickhoff, Ewald, Krow and Nelson ranging from approximately 55% to 83% of base salary. Payments under the annual incentive bonus program for all of the named executives were at or slightly above target.

Long-Term Incentive Compensation

      In 2003, long-term incentive compensation for executive officers consisted primarily of annual awards of stock options and restricted stock. Long-term incentive compensation awards to executive officers prior to 2003 were primarily in the form of stock option grants. Restricted stock awards were granted to executive officers to enhance direct stock ownership and to provide a stronger retention component. The annual determination of an executive officer’s stock awards within the range prescribed for his or her position is also based on the committee’s assessment of the following factors:

•	responsibilities of the position;

•	individual performance and experience; and

•	past stock awards made to the individual.

      In 2003, stock option and restricted awards were made to Messrs. Ewald, Krow and Nelson that were generally within the targeted range. In 2003, the stock option awards granted to Mr. Eickhoff were within the targeted range. The option and restricted stock awards vest over three years and the option awards expire five years after the date of grant.

Chief Executive Officer Compensation

      Mr. Turner’s base salary during 2003 was $650,000, an increase of approximately 5% from 2002 to reflect the market median for similar positions. For 2003, Mr. Turner’s target annual incentive bonus percentage was 100% of his base salary and his maximum annual incentive bonus percentage was 200% of his base salary. The components of his potential annual incentive bonus are the same as those used to calculate Messrs. Eickhoff’s and Nelson’s bonus. In 2003, Mr. Turner’s annual incentive bonus payment was 100% of his base salary. Mr. Turner also received a stock option award and restricted stock award that were within the targeted range. The committee determined that Mr. Turner’s salary, annual incentive bonus target percentage and long-term incentive compensation are in accordance with the philosophy and practices described in the previous sections. These determinations are based primarily on the committee’s evaluation of Mr. Turner’s performance and the company’s performance. The committee has assigned no specific weighting to the factors it considered in evaluating the total direct compensation of Mr. Turner.

      Mr. Turner also participates in the defined benefit pension plan and certain supplemental retirement programs, including the endorsed split dollar life insurance arrangement.

Stock Ownership Guidelines

      In 2000, the committee instituted stock ownership guidelines for Ceridian’s senior executive officers. The stock ownership guidelines provide that each senior executive should strive to own stock with a market value equal to a multiple of his or her base salary. The ownership guidelines range from owning Ceridian stock valued at five times base salary for the Chief Executive Officer, three times base salary for the Chief Financial Officer and executive officers responsible for operating units, and two times base salary for the other corporate executive officers. With the exception of Mr. Ewald, as of the end of 2003 and based upon Ceridian’s stock price on December 31, 2003, all of the named executives had attained their individual stock ownership goals. Mr. Ewald became subject to the stock ownership goals in July 2003 as a result of becoming an executive officer of Ceridian, and will have until 2008 to attain his stock ownership goal.

2004 Long-Term Stock Incentive Plan and Employee Stock Purchase Plan

      At the 2004 Annual Meeting of Stockholders, stockholders will be asked to consider approval of the proposed 2004 Long-Term Stock Incentive Plan and the Amended and Restated Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the company’s current Employee Stock Purchase Plan. Both plans support the committee’s philosophy of stock ownership by employees. Equity ownership encourages a closer alignment of employee’s economic interests with those of other stockholders of the company, which the committee believes influences behavior that lends to greater stock appreciation.

      Upon stockholder approval of the 2004 Long-Term Stock Incentive Plan, the non-shareholder approved 2002 Employee Stock Incentive Plan will be terminated.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for annual compensation paid to each of the named executive officers unless certain requirements are met. One of these requirements is that individual compensation over $1 million be based on attainment of performance goals established in the manner prescribed by Section 162(m). The committee supports the philosophy that a significant portion of the total compensation provided to an executive should be performance based. At the same time, the committee believes that it is important for the committee to retain the flexibility to tailor the base salary, annual incentive bonus and long-term incentive compensation components of the compensation program in the manner it believes to be most beneficial to the company and its stockholders.

March 1, 2004

Compensation and Human Resources Committee

          Nicholas D. Chabraja, Chair

          Ronald T. LeMay
          Alan F. White

APPROVAL OF 2004 LONG-TERM STOCK INCENTIVE PLAN (Item 2)

________________________________________________________________________________

      The stockholders are asked to vote to approve the 2004 Long-Term Stock Incentive Plan (which we refer to in this section of the proxy statement as the “2004 Plan”).

Purpose and Background

      The Board of Directors and management believe that our success depends in large measure on our ability to attract and retain highly qualified officers, employees and non-employee directors who are motivated to put forth maximum effort on the company’s behalf and on behalf of our stockholders. Compensation based upon our common stock encourages these individuals to align their interests with that of stockholders generally. We currently grant stock awards to:

•	Executive officers and other management and key employees through our 2001 Long-Term Stock Incentive Plan (which we refer to in this section of the proxy statement as the “2001 Plan”);

•	Management and key employees other than executive officers through our 2002 Employee Stock Incentive Plan (which we refer to in this section of the proxy statement as the “2002 Plan”); and

•	Non-employee directors through our 2001 Director Performance Incentive Plan (which we refer to in this section of the proxy statement as the “2001 DPIP”).

      As of March 1, 2004, we had a total of only 1,256,021 shares remaining available for future awards under the 2001 Plan, 2002 Plan and 2001 DPIP. The Board and management believe that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating these individuals to enhance the growth of the company, and the 2004 Plan will allow for the continued use of stock-based compensation. As a result, we are proposing the 2004 Plan that was adopted by the Board of Directors on January 27, 2004, to be effective on May 12, 2004 upon stockholder approval.

      The approval of the 2004 Plan will enable the Compensation and Human Resources Committee and management to achieve the following outcomes:

•	A continued reduction in our annual stock usage rate in order to reduce potential dilution. We have steadily reduced our use of equity awards from 7.0 million shares in 2001 to 4.1 million shares in 2003. The 2004 Plan has a 6 million share authorization, with no evergreen provision, representing less than 4% of our outstanding shares of common stock. Our intention is to balance our objective to further reduce our share usage from stock compensation programs with the need to continue to provide appropriate incentives to motivate employees to achieve superior performance.

•	The flexibility to grant stock awards other than solely stock options. Beginning in 2003, we shifted our long-term incentive grants to a blend of stock options and restricted stock awards for senior executives. This change has added a stronger retention component to stock awards for senior executives, while conserving share usage. The 2004 Plan will allow us to respond to anticipated changes in executive compensation practices given the potential changes in accounting for stock options and other new regulatory requirements.

•	The continuation of many compensation and governance best practices, including:

•	prohibiting stock option repricings, discounted stock options, and loans;

•	maintaining a long 3-year vesting schedule with a short 5-year option term, to drive performance; and

•	requiring the 2004 Plan to be managed by the Compensation and Human Resources Committee, which is comprised solely of independent directors.

•	The elimination of our non-shareholder approved plan. Upon stockholder approval of the 2004 Plan, the 2002 Plan will be terminated and no further grants will be made.

Relation to Our Other Stock Plans

      Approval of the 2004 Plan will have no effect on the 2001 Plan or the 2001 DPIP. Those plans will remain in effect whether or not the 2004 Plan is approved, and awards will continue to be granted under those plans. The Board of Directors has terminated the 2002 Plan effective upon approval of the 2004 Plan at the Annual Meeting. All outstanding awards under the 2002 Plan will remain in effect at the time of termination of the 2002 Plan pursuant to their terms.

Key Features of the 2004 Plan

      The material terms of the 2004 Plan are summarized below, and the full text of the 2004 Plan is attached as Appendix B to this proxy statement. The 2004 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), regarding the deductibility of executive compensation for certain awards under the 2004 Plan. In addition, it is intended that the 2004 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

Eligible Participants

      Our employees, officers, consultants, advisors and non-employee directors providing services to us or any of our affiliates are eligible to receive awards under the 2004 Plan. It currently is not anticipated that awards will be made to non-employee directors until the expiration of the 2001 DPIP at midnight on May 31, 2005. As of March 1, 2004, approximately 9,330 employees, officers and directors were eligible as a class to be selected by the Compensation and Human Resources Committee to receive awards under the 2004 Plan.

Administration

      The 2004 Plan will be administered by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”), which is comprised solely of independent directors as affirmatively determined by the Board in accordance with the New York Stock Exchange listing standards, non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and outside directors within the meaning of Section 162(m) of the Code. The 2004 Plan will be administered in accordance with the requirements for the award of “qualified performance-based compensation” under Section 162(m) of the Code.

      The Compensation Committee may (subject to express limitations in the 2004 Plan):

•	designate persons eligible for awards under the 2004 Plan;

•	determine the type of award and number of shares covered by each award;

•	determine the terms and conditions of any award or award agreement;

•	accelerate the exercisability of (or lapse of restrictions relating to) any award;

•	determine whether amounts payable under an award may be deferred;

•	determine the types of consideration that may be used to exercise an award;

•	interpret and administer the 2004 Plan and any award agreement; and

•	establish rules for the administration of the 2004 Plan.

      The Compensation Committee may also determine whether an award may be canceled, forfeited or suspended, and may amend or waive the terms and conditions of an outstanding award, but may not reprice, or adjust or amend the exercise price of, any outstanding stock option or stock appreciation right except in order to prevent dilution or enlargement of the benefits intended under the 2004 Plan in the case of a stock split or other recapitalization. The Compensation Committee may delegate its power under the 2004 Plan to one or more directors, including a director who is also an officer of Ceridian, except that the Compensation Committee may not delegate its powers to grant awards to our executive officers or directors who are subject to Section 16 of the Exchange Act or in a way that would violate Section 162(m) of the Code. In addition, the

Compensation Committee may authorize one or more non-director officers to grant stock options under the 2004 Plan, provided that stock option awards made by these officers may not be made to our executive officers or directors who are subject to Section 16 of the Exchange Act. The Board of Directors also may exercise the powers of the Compensation Committee at any time, so long as its actions would comply with Section 162(m) of the Code.

Shares Available for Issuance under the 2004 Plan

      The aggregate number of shares of common stock that may be issued under all awards made under the 2004 Plan is 6,000,000, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2004 Plan.

      The 2004 Plan contains limitations on the number of shares that may be subject to certain awards. The maximum number of shares that may be issued pursuant to grants of restricted stock, restricted stock units and stock awards is 2,000,000. The maximum number of shares available for granting incentive stock options under the 2004 Plan is 6,000,000, subject to the provisions of Section 422 or 424 of the Code or any successor provision. No eligible person under the 2004 Plan may be granted awards under the plan in any calendar year, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, for more than 2,000,000 shares, in the aggregate. Our non-employee directors may not be granted awards in the aggregate for more than five percent of the shares available for awards under the 2004 Plan. The Compensation Committee may adjust the share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2004 Plan.

      If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for some other reason, then the shares previously set aside for such award will be available for future awards under the 2004 Plan. If shares of restricted stock awarded under the 2004 Plan are forfeited or otherwise reacquired by Ceridian, those shares will again be available for awards under the plan. In addition, shares used or withheld as payment of the exercise price of an award or in satisfaction of tax obligations relating to an award will be available again for granting awards, except that, after May 11, 2014, any shares used as payment of the exercise price of an award or withheld in connection with the satisfaction of tax obligations relating to restricted stock will not be available again for granting awards.

Types of Awards

      Under the 2004 Plan, the Compensation Committee may award stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalents, stock awards and other stock-based awards, and any combination of these. The exercise price per share under any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award will not be less than 100% of the fair market value of our common stock on the date of grant, unless a lower price is required by a foreign jurisdiction for awards to employees in that jurisdiction or the award is granted in substitution for an award previously granted by an entity that is acquired by or merged with Ceridian. The term of awards will be no more than 10 years.

      Awards may be granted to participants for no cash consideration or for cash or other consideration required by the Compensation Committee or applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of common stock, cash or any combination thereof, as the Compensation Committee determines.

      The 2004 Plan provides that all awards will be evidenced by written notices or agreements containing the terms and conditions of the awards.

      Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation

Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Unless otherwise determined by the Compensation Committee, the fair market value of shares on a given date will be the closing sale price of our common stock reported on the New York Stock Exchange on that date (or, if not open for trading on that date, on the most recent preceding date when it was open for trading). The Compensation Committee may also grant “reload options” to purchase additional shares of our common stock to participants who exercise their options by delivering shares of our common stock already owned as payment of the exercise price.

      Stock Appreciation Rights. The holder of a stock appreciation right will be entitled to receive the excess of the fair market value of one share of our common stock on the date the stock appreciation right is exercised (or, if the Compensation Committee so provides, as of any time during a specified period before or after the exercise date) over the grant price of the stock appreciation right. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

      Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. The minimum vesting period for these awards is over a period of at least three years from the date of grant, unless the award is conditioned on personal performance or the performance of Ceridian or our affiliates, in which case the award may vest over a period of at least one year from the date of grant. The Compensation Committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement or a change in control of Ceridian. If the participant’s employment or service as a director terminates during the restriction period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

      Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders with respect to a number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee.

      Performance Awards. The Compensation Committee may grant awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m) of the Code.

      The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Code. The performance goals must be based solely on one or more of the following business criteria:

•	cash flow;

•	earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings);

•	earnings per share;

•	margins (including one or more of gross, operating and net income margins);

•	returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return);

•	stock price;

•	economic value added;

•	working capital;

•	market share;

•	cost reductions; and

•	strategic plan development and implementation.

      The goals may be set by reference to the performance of Ceridian, or a subsidiary or business unit of Ceridian, or by relative comparison to the performance of a peer group of entities or other external measure. The Compensation Committee may establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, such as asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

      Under the 2004 Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $2,000,000 in value, whether payable in cash, shares of our common stock or other property.

      Stock Awards. The Compensation Committee may grant unrestricted shares to eligible participants for purposes consistent with the 2004 Plan, subject to terms and conditions determined by the Compensation Committee and the 2004 Plan limitations.

      Other Stock-Based Awards. The Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to our common stock, subject to terms and conditions determined by the Compensation Committee.

      Pursuant to the terms of the Ceridian Corporation Deferred Compensation Plan, participants who are covered by Ceridian’s executive stock ownership guidelines or who have been selected by the Compensation Committee may defer compensation into a Ceridian stock fund. The Ceridian stock fund is deemed to be invested in our common stock. Currently, only our executive officers governed by Section 16 of the Exchange Act are permitted to make deferrals into the Ceridian stock fund. Payments from the Ceridian stock fund are made in whole shares of our common stock following a participant’s disability, retirement or termination of employment. These issuances of our common stock are currently authorized under the 2001 Plan. Upon stockholder approval of the 2004 Plan, the Compensation Committee intends to authorize these issuances from the 2004 Plan.

Transferability of Awards

      Awards may be transferred only by will or by the laws of descent and distribution, unless the Compensation Committee otherwise permits an award to be transferred. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted, except that non-qualified stock options that are permitted to be transferred by a participant to a “family member” may be exercised during the participant’s lifetime by the participant or the family member transferee.

Term, Termination and Amendment

      The 2004 Plan will expire on May 11, 2014. The Board of Directors may amend or terminate the 2004 Plan at any time, except that prior stockholder approval will be required for any amendment to the 2004 Plan that:

•	requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to Ceridian;

•	increases the number of shares authorized under the 2004 Plan (except in the case of a stock split or other recapitalization);

•	increases the number of shares subject to the award limitations described above under “Shares Available for Issuance Under the 2004 Plan” (except in the case of a stock split or other recapitalization);

•	permits repricing of outstanding stock options or stock appreciation rights granted under the 2004 Plan (except in the case of a stock split or other recapitalization);

•	permits the award of stock options or stock appreciation rights under the 2004 Plan with an exercise price less than 100% of the fair market value of a share of common stock contrary to the provisions of the plan; or

•	would cause Section 162(m) of the Code to become unavailable with respect to the 2004 Plan.

      Subject to the provisions of the 2004 Plan, the Compensation Committee may not amend any outstanding award without the participant’s consent, if the action would adversely affect the participant’s rights.

Federal Income Tax Consequences

      Grant of Options and SARs. The grant of a stock option or stock appreciation right is not expected to result in any taxable income for the recipient.

      Exercise of Options and SARs. Upon exercise of a non-qualified stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax and possibly a payroll tax liability may arise), and we will not be entitled to an income tax deduction but may incur a payroll tax liability. Upon exercise of a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and deductible by us.

      Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

      Awards Other than Options and SARs. As to other awards granted under the 2004 Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. We will be entitled at that time to an income tax deduction for the same amount.

      As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made under the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares by the holder. We will be entitled at that time to an income tax deduction for the same amount.

      Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction, are determined as of the end of that period.

      Delivery of Shares for Tax Obligations. Under the 2004 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Future Awards

      The number and types of awards that will be granted under the 2004 Plan are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing sales price of a share of our common stock as reported on the New York Stock Exchange on March 1, 2004 was $19.09. Information about shares of our common stock that may be issued under other Ceridian plans is provided in the section entitled “Equity Compensation Plan Information” in this proxy statement.

Board Recommendation

      The Board of Directors recommends that the stockholders vote FOR the approval of the Ceridian Corporation 2004 Long-Term Stock Incentive Plan. The vote required to approve the 2004 Long-Term Stock Incentive Plan is a majority of the shares present in person or by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter, provided that the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (Item 3)

      The stockholders are asked to vote to approve the Amended and Restated Employee Stock Purchase Plan which increases the number of shares of our common stock reserved for issuance from 1,000,000 shares to 1,600,000 shares under our current Employee Stock Purchase Plan. The increase is needed to ensure that we can continue to provide this significant benefit to employees by giving employees the opportunity to purchase shares of our common stock on favorable terms through payroll deductions.

      As of March 16, 2004, 158,099 shares were available for future issuance under the plan. Based upon past usage of shares under the plan, we believe that without amending the plan there will not be enough shares to provide for purchases during the remainder of 2004. The Board of Directors believes that the plan is an important part of our employee compensation program. The plan is intended to promote stock ownership among employees, which should lead to increased identification with the interest of our stockholders.

Key Features of the Plan

      The material features of the Amended and Restated Employee Stock Purchase Plan are summarized below, and the full text of the plan is attached as Appendix C to this proxy statement.

Administration

      The plan is administered by the Compensation and Human Resources Committee of the Board. The Compensation Committee has the authority to interpret the plan, to establish rules and make determinations regarding the plan, and to delegate this authority to our directors or officers in accordance with applicable law.

Eligibility to Participate

      To be eligible to participate in the plan, an employee of Ceridian or one of its designated subsidiaries must:

•	be employed on the last day of the calendar month preceding the offering period; and

•	not at that time be on long-term disability or unpaid leave status.

      Eligible employees become participants in the plan by submitting an enrollment form by the last business day of the month preceding the applicable offering period. As of March 1, 2004, we had approximately 8,500 employees who were eligible to participate in the plan.

Shares Available Under the Plan

      A total of 1,000,000 shares of our common stock were originally reserved for issuance under the plan. In January 2004, the Board of Directors approved the Amended and Restated Employee Stock Purchase Plan, subject to stockholder approval, to increase the shares available for issuances under the plan by 600,000 shares. If the stockholders approve the Amended and Restated Employee Stock Purchase Plan, the total number of shares issuable under the plan will be 1,600,000 shares. The authorized shares may be purchased under the plan, and these shares may be either authorized but unissued shares or treasury shares. If there is any change in the number of outstanding shares of common stock as the result of a stock split, consolidation of shares, stock dividend (including a spin-off) or similar transaction, the aggregate number of securities available for issuance under the plan, the number of shares each plan participant has the right to purchase during the current offering period and the purchase price of those shares will be appropriately adjusted. If we are the surviving corporation in a merger or other reorganization, similar equitable adjustments will be made. If we are not the surviving corporation, the plan will terminate unless the parties provide for the plan to continue on substantially similar terms.

Purchases under the Plan

      We will use payroll deductions that have accumulated during the offering period to purchase shares of our common stock on behalf of plan participants approximately five business days after the end of each offering period. The offering periods are three months long and begin on March 16th, June 16th, September 16th and December 16th each year. The per share purchase price under the purchase plan is 85 percent of the lesser of the closing price on the New York Stock Exchange of a share of our common stock on the first day or last day of the applicable offering period. For example, if the closing price of our stock on March 16th and June 15th were $20 and $25, respectively, the purchase price for the offering period ending on June 15th would be $17 (85 percent of $20).

Rights to Purchase Shares

      As of the first day of each offering period, each participant is granted the right to purchase as many whole and fractional shares of our common stock as his or her payroll deductions during that offering period will purchase at the price described earlier, but not to exceed a number of shares equal to $6,250 divided by the fair market value of a share of our common stock on the first day of the offering period. Subject to that limitation, the number of shares purchased at the end of an offering period is determined by dividing a participant’s payroll deductions during that offering period by the purchase price. Participants may not transfer or otherwise dispose of their rights or the amount of their payroll deductions under the plan.

Payroll Deductions

      Shares may be purchased under the plan only with payroll deductions. No separate cash payments may be utilized. Participants designate on their enrollment forms the amount of money they want deducted from each paycheck to purchase common stock under the plan. The minimum payroll deduction permitted is $25 per month, and the maximum permitted is $5,312.50 (85 percent of $6,250) per offering period. No interest is paid on payroll deductions between the time the money is withheld from a participant’s paycheck and the time the money is used to purchase common stock. Payroll deduction amounts may be increased, decreased or suspended as of the beginning of the next offering period if a change form is submitted to us by the last business day of the month preceding the applicable offering period. Once begun, payroll deductions in the amount specified will continue during each succeeding offering period until the participant changes the amount, withdraws from the plan or we terminate the plan.

Withdrawing From the Plan

      A participant may withdraw from the plan at any time by providing us with written notice. After a participant withdraws from the plan, he or she will receive a refund of all payroll deductions not already used to purchase our common stock. Also, we will consider a participant to have withdrawn from the plan if he or she suspends all payroll deductions to the plan for four consecutive offering periods, or if, for any reason, his or her net pay each payday after deductions not related to the plan becomes less than the amount designated to be deducted each payday for contribution to the plan. Any participant who has withdrawn from the plan but remains eligible to participate in the plan may re-enroll in the plan in the manner described earlier.

Termination of Employment

      Termination of a participant’s employment for any reason, including retirement or death, will immediately terminate participation in the plan. Payroll deductions credited to the participant’s plan account that have not already been used to purchase common stock will be returned to the participant or his or her beneficiaries.

Amendment and Termination of the Plan

      The Board has the discretion to amend or terminate the plan at any time. The Board is not permitted to amend the plan if the amendment would:

•	adversely affect a participant’s rights to purchase common stock (unless the affected participant consents to the amendment);

•	cause the plan to fail to meet the requirements of Section 423 of the Code; or

•	be made without stockholder approval if required under Section 423 of the Code, the rules of the New York Stock Exchange, or Rule 16b-3 under the Exchange Act.

      If the plan is terminated, all payroll deductions not already used to purchase common stock will be refunded and all outstanding rights to purchase common stock will be canceled.

Federal Income Tax Consequences Related to the Plan

      We have intended that the plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the plan. Furthermore, if a participant holds shares purchased under the plan for at least two years from the offering commencement date and one year from the purchase date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to us for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

      If the participant dies during the two-year holding period while owning shares purchased under the plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

Plan Benefits

      We are unable to predict the amount of benefits that will be received by or allocated to any particular participant under the plan. The following table sets forth the dollar amount and the number of shares purchased under the Employee Stock Purchase Plan during 2003 to (i) each of the named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

BENEFITS TABLE

Amended and Restated Employee Stock Purchase Plan

	Number of	Value of Shares
Name	Shares	Purchased(1)

Ronald L. Turner	1,580	$27,353
Robert H. Ewald	175	3,702
John R. Eickhoff	1,580	27,353
Gary A. Krow	0	0
Gary M. Nelson	0	0
All executive officers as a group (7 persons)	5,462	94,910
All non-employee directors as a group (6 persons)	0	0
All employees other than the named executive officers as a group	303,417	5,217,028

(1)	The dollar value of shares purchased under the plan was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the plan, the shares of common stock were purchased at a price equal to 85% of the lesser of the closing price of a share of our common stock on the first day or last day of the applicable offering period.

      The closing sales price of a share of our common stock as reported on the New York Stock Exchange on March 1, 2004 was $19.09.

Accounting Treatment of the Plan

      Currently, we recognize no compensation expense when we issue shares under the plan. However, there is a proposed change to this accounting treatment that may cause us to reevaluate whether to continue offerings under the plan. Under a new accounting standard currently proposed to take effect in 2005, we would incur a charge to earnings if we issued shares under the plan at a discount to the current market price. The size of the discount that would trigger a charge is presently undetermined but may be 5% or less. When this accounting standard has been finally adopted, our Board and Compensation Committee will consider whether and how to continue offering shares under the plan in light of the accounting treatment, human resources and compensation considerations, and other relevant factors.

      In the interim, the Board believes that the plan serves important goals for Ceridian and promotes employee stock ownership.

Board Recommendation

      The Board of Directors recommends that the stockholders vote FOR the approval of the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan. The vote required to approve the Amended and Restated Employee Stock Purchase Plan is a majority of the shares present in person or by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter.

EQUITY COMPENSATION PLAN INFORMATION

________________________________________________________________________________

      The following table and accompanying notes provide information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2003. Although Item 2(d) of Regulation S-K of the Securities Act requires us to disclose equity compensation information as of December 31, 2003, you should note that as of March 1, 2004, we had a total of only 2,036,789 shares available for future issuances under the equity compensation plans described in column (c) of the table below. This number of shares is not sufficient for the anticipated use of equity awards before our next Annual Meeting of Stockholders.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted-average exercise	available for future issuance
	be issued upon exercise	price of outstanding	under equity compensation plans
	of outstanding options,	options, warrants	(excluding securities reflected
Plan Category	warrants and rights	and rights	in Column (a))

Equity compensation plans approved by security holders	17,929,149 (1)	$16.11	4,203,996 (2)
Equity compensation plans not approved by security holders	3,392,369	$18.08	991,871 (3)

Total	21,321,518		5,195,867

(1)	The Ceridian Corporation Deferred Compensation Plan allows executive officers the opportunity to invest in various book accounts, including one that tracks the performance of our common stock (which this section of the proxy statement refers to as “phantom stock”). Upon distribution, such participants will receive the amounts invested in phantom stock in the form of shares of Ceridian common stock from the Ceridian Corporation Amended and Restated 2001 Long-Term Stock Incentive Plan. Column (a) does not include the number of shares that are currently credited to participants’ phantom stock accounts and would be issued as Ceridian common stock upon a complete distribution of all amounts in the phantom stock account as of December 31, 2003. Furthermore, Column (a) does not include any unvested restricted stock awards that have been issued.

(2)	The following number of shares remained available for issuance under each of our equity compensation plans that have been approved by our stockholders as of December 31, 2003. Grants under these plans may be in the form of any of the listed types of awards:

Plan	Number of Shares	Types of Awards

Amended and Restated 2001 Long-Term Stock Incentive Plan	3,732,864	Stock options, restricted stock, performance units
Amended and Restated 2001 Director Performance Incentive Plan	245,766	Non-statutory stock options, restricted stock

As of March 1, 2004, there were 1,014,115 shares available for issuance under the Amended and Restated 2001 Long-Term Stock Incentive Plan and 236,812 shares available for issuance under the Amended and Restated 2001 Director Performance Incentive Plan.

Also, as of December 31, 2003, 225,366 shares remained available under the Ceridian Corporation Employee Stock Purchase Plan, an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. As of March 16, 2004, 158,099 shares remained available under the Ceridian Corporate Employee Stock Purchase Plan

(3)	The following number of shares remained available for issuance under each of our equity compensation plans that have not been approved by our stockholders.

Under our 2002 Employee Stock Incentive Plan, 434,878 shares remained available for issuance as of December 31, 2003 and 5,094 shares remain available for issuance as of March 1, 2004. Grants under this plan may be in the form of non-statutory stock options, restricted stock or performance units.

In addition, the following plans for employees in the United Kingdom that have been approved by Inland Revenue under “a save-as-you-earn” (“SAYE”) plan design and have the following number of shares that remain available for issuance as of December 31, 2003:

Plan	Number of Shares

2001 Savings-Related Share Option Plan	488,990
UK Compensation Share Option Plan	29,857
Amended Savings-Related Share Option Plan	38,146

Ceridian Corporation 2002 Employee Stock Incentive Plan. On January 29, 2002, our Board approved the Ceridian Corporation 2002 Employee Stock Incentive Plan, pursuant to which incentive awards may be granted to our employees who are not executive officers or directors of the company. The plan authorizes the granting of non-statutory stock options, restricted stock and performance units. Only non-statutory stock options have been awarded under the plan. The non-statutory stock options have an exercise price equal to the closing price of Ceridian’s common stock on the date of grant, vest ratably over three years and expire five years from the date of grant.

Ceridian Corporation 2001 Savings-Related Share Option Plan, Ceridian Corporation UK Compensation Share Option Plan and Ceridian Corporation Amended Savings-Related Share Option Plan (which this section of the proxy statement collectively refers to as the “SAYE Plans”). The SAYE Plans have been adopted by our Board. The SAYE Plans have been approved by Inland Revenue in the United Kingdom under the “save-as-you-earn” plan design and are available to employees of Ceridian’s subsidiaries in the United Kingdom.

In 2001, the Board adopted the Ceridian Corporation 2001 Savings-Related Share Option Plan (“2001 SAYE”). Under the 2001 SAYE, employee-participants can commit to save a specified amount from after-tax pay for a fixed period (either three or five years). At the end of the period chosen, participants have the choice to receive the savings amount and accumulated tax-free interest credits either in cash or to use the amount to purchase common stock from Ceridian at an exercise price equal to the market price of the stock as of the beginning of the savings contract period, less a 15% discount. Under the 2001 SAYE Plan, an aggregate of 500,000 shares of Ceridian common stock has been reserved for issuance. As of December 31, 2003, 77,571 shares of common stock are eligible to be purchased under the 2001 SAYE Plan.

In connection with the spin-off, Ceridian’s predecessor amended the Ceridian Corporation Amended Savings-Related Share Option Plan (the “Rollover Plan”) and transferred the Rollover Plan to Ceridian. As a result of the spin-off and transfer of the Rollover Plan to Ceridian, the savings contracts held by employee-participants lost their tax-favored status. To make employee-participants whole for the income tax and national insurance liability resulting from the spin-off, employees were awarded additional savings contracts under the Ceridian Corporation UK Compensation Share Option Plan (“Compensation Plan”). Under the Rollover Plan and Compensation Plan, at the end of the contract period chosen (three or five years), participants had the choice to receive the savings amount and accumulated interest credits either in cash or to use the amount to purchase common stock from Ceridian at an exercise price equal to the spin-adjusted market price of the stock as of the original date of joining the Rollover Plan, less a 20% discount. No new contributions are permitted under the Rollover Plan and the Compensation Plan. As of

December 31, 2003, 38,146 and 29,857 shares of common stock are eligible to be purchased from outstanding options under the Rollover Plan and Compensation Plan, respectively.

EXECUTIVE COMPENSATION

________________________________________________________________________________

      The following tables summarize the cash and non-cash compensation paid to or earned by our chief executive officer and the next four most highly compensated persons serving as executive officers as of December 31, 2003. These five individuals are referred to in this proxy statement as the “named executives.”

Summary Compensation Table

      The following table summarizes the compensation for the past three years paid to or earned by the named executives:

						Long-Term Compensation(1)

						Awards		Payouts
		Annual Compensation(1)
							Securities
					Other Annual	Restricted	Underlying		All Other
					Compensation	Stock Award(s)	Options/SARs	LTIP	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(2)	($)(3)	(#)(4)	Payouts($)	($)(1)(5)

Ronald L. Turner	2003	$693,654	$650,000		$—	$538,496	275,000	$—	$99,784 (6)
Chairman, President and	2002	657,635	400,000		—	—	120,000	—	87,041 (6)
Chief Executive Officer	2001	658,750	425,000		14,889	—	134,680	—	2,550
John R. Eickhoff	2003	414,423	300,000		—	—	190,500	—	8,165
Executive Vice President and	2002	398,558	150,000		—	—	125,000	—	3,000
Chief Financial Officer	2001	395,416	222,000		—	—	148,148	—	2,550
Robert H. Ewald(7)	2003	210,096	215,000	(8)	76,392 (9)	508,188	166,650	—	22,174
Executive Vice President and
President, Ceridian Human
Resource Solutions
Gary A. Krow	2003	323,958	250,000		703	184,349	76,000	—	55,217
Executive Vice President and	2002	299,992	150,000		14,700	—	125,000	—	8,000
President of Comdata	2001	299,160	275,000		16,153	—	134,680	—	5,100
Gary M. Nelson	2003	305,845	160,000		—	123,020	50,750	—	43,662
Executive Vice President,	2002	275,994	75,000		3,375	—	75,000	—	8,000
General Counsel and	2001	276,992	90,000		29,226	—	83,502	—	5,100
Corporate Secretary

(1)	As a result of the March 31, 2001 spin-off, with the exception of Mr. Ewald, all of our executive officers served as executive officers of and received compensation from Ceridian and Ceridian’s predecessor in 2001. Amounts shown in the “Salary” and “Bonus” columns contain any compensation that may have been deferred by a named executive pursuant to the Ceridian Corporation Deferred Compensation Plan.

(2)	The amounts shown in this column represent the market value of an additional credit of 15% paid by Ceridian on funds transferred or deferred into an individual’s Ceridian phantom stock account under the Ceridian Corporation Deferred Compensation Plan. The market value of the additional credit of Ceridian phantom stock was determined by utilizing the closing price of Ceridian common stock on the New York Stock Exchange on the date deferred funds were credited to the individual’s phantom stock account. The additional credit vests on the last day of the second calendar year that begins after the date that the transfer or contribution was made into the Ceridian phantom stock account.

(3)	On January 21, 2003, Messrs. Turner, Krow and Nelson received awards of restricted stock in the amounts of 37,010, 12,670 and 8,455 shares, respectively. On July 23, 2003, Mr. Ewald received an award of restricted stock in the amount of 27,785 shares. All of these awards were made under our Amended and Restated 2001 Long-Term Stock Incentive Plan and vest, contingent upon continued employment with Ceridian, one-third on the last day of the month of the date of grant in 2004, 2005 and 2006. The dollar amounts for restricted stock shown in the above chart represent the fair market value of the shares subject to the awards on the date the awards were made. As of December 31, 2003, the total number and value of each executive’s unvested restricted stock holdings (based on the closing market price of our common stock on December 31, 2003) were: Mr. Turner 37,010 shares valued at $774,989; Mr. Ewald 27,785 shares valued at $581,818; Mr. Krow 12,670 shares valued at $265,310; and Mr. Nelson 8,455 shares valued at $177,048. In addition to the information provided in the table, Mr. Ewald received shares of restricted stock as a portion of his annual Board retainer. We refer you to the section of this proxy statement entitled “Director Compensation” for more information. As a portion of his annual Board retainer, Mr. Ewald received restricted stock in the amount of 1,544 shares in 2001 with a value of $27,916; 1,377 shares in 2002 with a value of $24,194; and 988 shares in 2003 with a value of $14,990. These values are calculated based upon a volume weighted price of $18.08 in 2001, $17.57 in 2002 and $18.29 in 2003. As of December 31, 2003, the total number and value of Mr. Ewald’s restricted stock holdings (based on the closing market price of our common stock on December 31, 2003) that were earned as a non-employee director were 8,935 shares valued at $187,099. The shares of restricted stock received by Mr. Ewald as a portion of his annual Board retainer are non-transferable so long as Mr. Ewald serves on the Board.

(4)	The options granted to these individuals in 2001 were made prior to the spin-off. In connection with the spin-off, outstanding options to purchase common stock of Ceridian’s predecessor were replaced with options to purchase Ceridian common stock, the number and exercise prices of which were adjusted so that the new options to purchase Ceridian common stock have equivalent economic terms to the old options. All stock award information has been adjusted to reflect the spin-off conversion adjustments. In addition to the information provided in the table, Mr. Ewald received an annual 4,000 share stock option award for being a non-employee director of Ceridian in 2001, 2002 and 2003. As a result of Mr. Ewald becoming an executive officer of Ceridian in July 2003, Mr. Ewald forfeited the 4,000 share stock option award granted to him on May 21, 2003. The stock option awards made to Mr. Ewald in 2001 and 2002 were granted on the date of our Annual Stockholders meetings in those years and became exercisable in full six months after the date of grant.

(5)	The amounts shown for each individual represent company contributions to the accounts of the named individuals in defined contribution pension plans, including non-qualified employer supplemental matching credits. In 2001 and 2002, the amounts shown reflect employer contributions under our 401(k) plans. In 2003, the amounts shown include (a) employer contributions to our 401(k) plans, and (b) supplemental 401(k) restoration employer matching credits of up to 4% of gross pay above government-imposed compensation limits for participants as follows: $3,000 and $12,743 to Mr. Turner; $3,000 and $5,165 to Mr. Eickhoff; $6,251 and $0 to Mr. Ewald; $8,000 and $10,406 to Mr. Krow; and $8,000 and $6,554 to Mr. Nelson. In addition, in 2003 the amounts shown for Messrs. Ewald, Krow and Nelson reflect supplemental employer matching credits to our defined contribution plan in the amount of: $15,923 to Mr. Ewald; $36,811 to Mr. Krow; and $29,108 to Mr. Nelson.

(6)	The amount shown also includes $84,041 of premiums paid by the company for an endorsed split dollar life insurance arrangement of which $3,660 in 2003 and $3,300 in 2002 represents the economic benefit of the term life portion of the premium and the balance represents a supplemental retirement benefit subject to vesting as described below under the heading “Pension Plans.”

(7)	Mr. Ewald became an executive officer on July 21, 2003. In connection with his services as a non-employee director, Mr. Ewald received cash compensation of: $14,398 in 2003; $26,000 in 2002; and $26,000 in 2001.

(8)	The amount shown includes (a) a $125,000 annual bonus for 2003 performance, and (b) a $90,000 one-time hiring bonus.

(9)	The amount shown reflects a tax reimbursement relating to the $90,000 one-time hiring bonus.

Options to Purchase Common Stock Granted During 2003

      The following table shows the numbers of options to purchase shares of Ceridian common stock that were granted during 2003 to the named executives.

Options/ SARs Granted in 2003

	Individual Grants(1)
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

Ronald L. Turner	275,000	7.04%	$14.55	1/21/08	$1,120,350	$2,440,763
John R. Eickhoff	140,500	3.60%	14.55	1/21/08	572,397	1,247,008
	50,000	1.28%	16.92	7/01/08	236,880	516,060
Robert H. Ewald(4)	166,650	4.27%	18.29	7/23/08	853,448	1,859,297
Gary A. Krow	76,000	1.95%	14.55	1/21/08	309,624	674,538
Gary M. Nelson	50,750	1.30%	14.55	1/21/08	206,756	450,432

(1)	All of the above options vest in cumulative annual one-third installments beginning one year after the date of grant. The exercisability of the above options will generally be accelerated (i) if an optionee’s employment is terminated due to death, disability or retirement or (ii) upon a change of control. All of the above options have a “reload” feature, meaning a reload option is granted when an option reported in this table is exercised and payment of the exercise price is made by delivery of previously owned shares of Ceridian common stock. Each reload option is granted for the number of shares of Ceridian common stock tendered as payment for the exercise price and tax withholdings of the underlying option. The exercise price of a reload option is equal to the fair market value (closing price on the New York Stock Exchange) of a share of Ceridian common stock on the date of grant. A reload option is exercisable in full on the date of grant, and will expire on the same date as the underlying option.

(2)	The per share exercise price of each option is equal to the market value (closing price on the New York Stock Exchange) of a share of Ceridian common stock on the date of grant.

(3)	These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Ceridian common stock, overall market conditions and the optionees’ continued employment through the vesting period. The amounts represented in this table may not necessarily be achieved.

(4)	An additional 4,000 share stock option award was granted to Mr. Ewald on May 21, 2003 pursuant to Ceridian Corporation Amended and Restated 2001 Director Performance Incentive Plan while Mr. Ewald was a non-employee director. This award was forfeited on July 23, 2003 when Mr. Ewald became an executive officer of Ceridian. We refer you to the section of this proxy statement entitled “Director Compensation” for more information.

Exercises and Values of Options to Purchase Common Stock

      The following table summarizes information regarding the exercise of options to purchase shares of Ceridian common stock during 2003 by the named executives, as well as the December 31, 2003 value of unexercised stock options held by the named executives.

Aggregated Options/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-The-Money Options/SARs
	Acquired	Value	FY-End(#)		at FY-End($)(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald L. Turner	80,800	$1,030,145	1,570,863	399,893	$8,486,393	$2,308,226
John R. Eickhoff	177,298	1,809,698	936,392	430,959	3,726,485	1,691,659
Robert H. Ewald	—	—	24,161	166,650	19,049	441,623
Gary A. Krow	—	—	390,780	204,226	2,164,514	1,046,049
Gary M. Nelson	—	—	315,011	128,584	1,588,164	667,032

(1)	Represents the difference between the market value (closing price on the New York Stock Exchange) of Ceridian common stock on December 31, 2003 ($20.94) and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plans

      We maintain a voluntary, tax qualified, defined benefit pension plan for certain of our U.S. employees that is funded by employee and employer contributions. This plan, which was assumed by us in connection with the spin-off, was closed to new participants effective January 2, 1995. The amount of the annual benefit under the plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period with our company (or our predecessor company) while participating in the plan. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans, such as our pension plan, a benefit equalization plan was established, which we also assumed in connection with the spin-off, to provide retirees participating in the pension plan with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the pension plan had these limits not been in effect. A benefit protection trust has been established and partially funded to pay benefit equalization plan benefits to participants whose employment terminated after December 1, 1994. This trust was transferred to us in the spin-off. A separate benefit protection trust has also been established and partially funded for the benefits to be paid to Messrs. Turner and Eickhoff under the benefit equalization plan. Assets in each of these three trusts remain subject to the claims of our general creditors in the event of our insolvency but otherwise will be used only to pay benefit equalization benefits and related expenses.

      The following table shows estimated annual benefits payable under the pension plan and the benefit equalization plan to an employee who retires in 2004 at age 65:

Pension Plan Table

	Years of Credited Service

Remuneration	10	15	20	25	30	35	40	45

$500,000	77,686	116,529	155,372	194,215	233,057	263,057	293,057	323,057
600,000	93,686	140,529	187,372	234,215	281,057	317,057	353,057	389,057
700,000	109,686	164,529	219,372	274,215	329,057	371,057	413,057	455,057
800,000	125,686	188,529	251,372	314,215	377,057	425,057	473,057	521,057
900,000	141,686	212,529	283,372	354,215	425,057	479,057	533,057	587,057
1,000,000	157,686	236,529	315,372	394,215	473,057	533,057	593,057	653,057
1,100,000	173,686	260,529	347,372	434,215	521,057	587,057	653,057	719,057
1,200,000	189,686	284,529	379,372	474,215	569,057	641,057	713,057	785,057
1,400,000	221,686	332,529	443,372	554,215	665,057	749,057	833,057	917,057

      Annual compensation for purposes of the pension plan and the benefit equalization plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the pension plan that year on a pre-tax basis. Compensation for 2003 covered by these plans for the named executives was as follows: Mr. Turner $1,009,443 and Mr. Eickhoff $520,581. Messrs. Ewald, Krow and Nelson are not eligible to participate in the pension plan or the benefit equalization plan. For purposes of the pension plan and the benefit equalization plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

      As of December 31, 2003, years of credited service for Mr. Turner was 11 years and for Mr. Eickhoff was 40.25 years.

      Benefit amounts in the Pension Plan Table above are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

      Supplemental Retirement Benefits. Mr. Turner’s employment agreement provides for a supplemental retirement benefit payable to him following termination of employment provided that he does not breach his confidentiality, non-compete, non-recruitment and non-disparagement obligations. This benefit will be paid in the form of a lump sum payment equal to the then present value of Mr. Turner’s normal monthly pension for his lifetime that starts during the fourth month after his employment is terminated. If Mr. Turner is at least age 60 at the time of the payment, the monthly benefit will be one-twelfth of 2.5 percent of his final average pay for each year of service (including his service with Ceridian’s predecessor) through the year he reaches age 62 and 1.67 percent of his final average pay for each subsequent year of service, minus any payments he would receive under our pension plan and benefit equalization plan and any other defined benefit pension plan from a prior employer. If Mr. Turner is not at least age 60 at the time of the payment, the monthly benefit will be reduced. If Mr. Turner dies before the first day of the fourth month after his employment terminates, his surviving spouse will receive a reduced lump sum benefit. Mr. Turner’s estimated lump sum benefit payable at age 62 is approximately $4 million, less the amount of other defined benefit pension plan payments from other employers. This lump sum benefit amount assumes current defined benefit plan provisions, increases in Mr. Turner’s annual salary at a rate of 4% per year through age 62, annual incentive bonus payments at target, and an interest rate of approximately 5%.

      Mr. Turner also has an endorsed split dollar life insurance arrangement that has a supplemental retirement component that vests upon continued employment until age 60. The policy is owned by Ceridian and upon the death of Mr. Turner while he is employed by Ceridian, will provide a $3 million death benefit to the beneficiary named by Mr. Turner and the balance of any policy proceeds will be paid to Ceridian. If Mr. Turner leaves Ceridian before age 60, he would have the option to purchase the insurance policy by paying Ceridian the lesser of the cash surrender value of the policy or aggregate premiums paid by Ceridian on the policy less the aggregate amount of the economic benefit previously attributed to Mr. Turner. If Mr. Turner leaves Ceridian after age 60 or following a change of control of Ceridian, Ceridian will assign all of its interests and rights to the program to Mr. Turner. As of December 31, 2003, the cash surrender value of this policy was $158,839.

      Mr. Eickhoff’s employment agreement provides that in the event of his termination without cause, he will receive a supplemental retirement benefit calculated by including an additional year’s base salary in the determination of his final average pay for purposes of the pension plan and benefit equalization plan.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

________________________________________________________________________________

Executive Employment Agreements

      We have employment agreements with each of the named executives.

      Term. The initial terms of our agreements with the named executives expire on the later of January 29, 2005 (April 22, 2005 for Mr. Eickhoff and July 21, 2006 for Mr. Ewald) or two years after a change of control of Ceridian occurring before the expiration of the agreement. Our agreements with the named executives will each automatically renew for successive additional one-year terms on each anniversary date of the agreement.

      Payments Upon Termination. If we terminate an agreement with a named executive without cause and a release of claims is signed by the executive, the terminated executive will be entitled to receive a lump sum payment equal to:

•	75 days of his annual base salary;

•	two years’ base salary and annual cash expense allowance (three years for Mr. Turner); and

•	a proportionate share of the annual incentive bonus the executive would otherwise have received if he had remained employed with Ceridian for the full year in which termination occurred.

      Our agreements with the named executives contain provisions providing payments if termination occurs due to death or disability.

      In addition, our agreements with the named executives provide for continued payment of certain insurance coverage for the executive and his or her spouse related to the payment of certain nursing home and home health care expenses upon retirement, death or termination without cause by Ceridian. Also, our agreement with Mr. Turner provides for the continuation of group benefits until age 65 if Mr. Turner retires. Our agreements with Messrs. Turner and Eickhoff also provide for certain supplemental retirement benefits described in the “Executive Compensation” section of this proxy statement under the heading “Pension Plans.”

Change of Control Arrangements

      The exercisability of stock options or the vesting of other awards under our stock-based compensation plans and the payment of benefits under the executive employment agreements described above accelerate upon either a “change of control” of Ceridian or a “change of control termination” of the executive.

      In addition, our defined benefit retirement plan provides that upon the occurrence of a change of control or a determination by our Board that a change of control may occur in the near future, excess plan assets (that is, assets in excess of the present value of plan liabilities, determined as if the plan had terminated), may be used to increase benefits in the manner and to the extent provided for in the retirement plan and as determined by our Board.

      Also, the endorsed split dollar life insurance arrangement for Mr. Turner provides that if Mr. Turner is terminated as a result of a “change of control termination” Ceridian will transfer the policy and pay Mr. Turner an amount equal to the sum of:

•	three times the amount of the annual premiums paid under the policy; and

•	the amount of income tax that would be payable by Mr. Turner as a result of the transfer of the policy and the payment of three times the annual premiums.

      For these purposes, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Ceridian if less than 60 percent of its voting stock after the business combination is held by persons who were stockholders before the business combination;

•	ownership by a person or group acting in concert of at least 20 percent of our voting securities, excluding acquisition by us, our benefit plans or acquisition by individuals reporting their ownership on Schedule 13G;

•	a sale of substantially all of our assets;

•	approval by our stockholders of a plan for the liquidation of our company;

•	specified changes in the composition of our Board; or

•	any other events or transactions that our Board determines constitute a change of control.

      The term “change of control termination” refers to either of the following if it occurs within two years of a “change of control” of Ceridian:

•	termination of an executive’s employment by us for any reason other than conduct that constitutes fraud, theft or embezzlement of our assets, an intentional violation of law involving moral turpitude, or failure to follow our conduct or ethics policies; and

•	the executive terminates employment with Ceridian for “good reason,” which is generally defined as an adverse change in an executive’s responsibilities, authority, compensation, benefits or working conditions or a material breach by us of the executive’s employment agreement.

      A change of control termination does not include termination of employment due to death or disability, but includes termination in anticipation of a change of control (whether or not the change of control actually occurs).

      The executive employment agreements with the named executives provide that following a change of control termination of the executive, the executive will be entitled to receive a lump sum payment that is equal to (i) the prorated portion of the executive’s bonus that was earned at “target” levels for the year termination occurs, and (ii) three times the following:

•	twelve months base salary;

•	any bonus the executive would have received under all applicable Ceridian bonus plans for the year in which the termination occurs had “superior” goals been achieved;

•	amount of the annual cash expense allowance; and

•	highest annual amount of 401(k) Restoration Match (an employer contribution to make up for limitations upon the employer 401(k) match as a result of IRS imposed compensation limits) made by Ceridian into the Deferred Compensation Plan in the last three years.

      In addition, Messrs. Ewald, Krow and Nelson will receive three times the highest aggregate amount of:

•	basic and performance matching contributions into Ceridian’s Savings and Investment Plan; and

•	supplemental Matching Credit (an employer contribution made to provide competitive retirement benefits) made by Ceridian on behalf of the executive into the Deferred Compensation Plan in the last three years.

      Messrs. Turner and Eickhoff will receive a pension supplement equivalent to the value of three additional years of age and service credit under Ceridian’s defined benefit pension plans (other than Mr. Turner’s supplemental retirement benefit pursuant to his employment agreement). If Mr. Turner’s supplemental benefit is paid before his sixtieth birthday, the reduction for early retirement will not be applied. The amount of Mr. Eickhoff’s lump sum payment will be included in the determination of final average pay for purposes of computing his supplemental retirement benefits.

      The lump sum payments made to the named executives would be in lieu of any other severance payment specified in their executive employment agreements. In addition to the lump sum payments, the named executives would each receive “gross-up” payments to put the executives in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed. Also, following a change of control termination, the named executives will receive until age 65 similar group health and welfare benefits as the executive received immediately prior to the change of control.

OTHER MATTERS

________________________________________________________________________________

Ceridian Mailing Address

      Our current mailing address is 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425-1640.

Stockholder Proposals for 2005 Annual Meeting

      All proposals of stockholders that are requested to be included in our proxy statement for the 2005 Annual Meeting of Stockholders must be received by our Corporate Secretary on or before November 30, 2004, to be included.

      Any other stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices no earlier than December 30, 2004 and no later than January 29, 2005. However, if the 2005 Annual Meeting is called for a date that is not within thirty (30) days before or after May 12, 2005, stockholder proposals must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the 2005 Annual Meeting was mailed or public disclosure of the date of the 2005 Annual Meeting was made, whichever happens first. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary, or may be found on our website at www.ceridian.com in the Corporate Governance section under the heading “Other Governance Information.”

Director Nominations

      The Nominating and Corporate Governance Committee is the committee of the Board responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. The committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee has used such firms in the past and may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

      The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of Ceridian at the time nominees are considered. General criteria for director nominees can be found on our website at www.ceridian.com in the Corporate Governance section under the heading “Other Governance Information.” In discharging its responsibility, the

Nominating and Corporate Governance Committee will seek persons who demonstrate strength of character, independent thought, practical wisdom and mature judgment, who possess specific skills, expertise and experience to effectively complement the other members of the Board, and who are willing and able to devote the necessary time and attention to the affairs of Ceridian. The committee will consider these criteria for nominees identified by the committee, by stockholders, or through some other source.

      In accordance with procedures set forth in our Bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as provided above. The notice must set forth:

•	all of the information required under SEC rules in a proxy statement soliciting proxies for the election of directors;

•	the nominee’s business address and residence address; and

•	name and record address of, and number of shares of Ceridian common stock held by, the stockholder making the nomination.

      The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the general criteria set forth above and the specific needs of Ceridian at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet Ceridian’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

      No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the 2004 Annual Meeting of Stockholders. Any stockholder desiring to present a nomination for consideration by the Nominating and Corporate Governance Committee prior to our 2005 Annual Meeting of Stockholders must do so no earlier than December 30, 2004 and no later than January 29, 2005 in order to provide adequate time to duly consider the nominee and comply with our Bylaws.

Communication with Directors

      You may contact any of our directors individually or as a group by writing to them in c/o Ceridian Corporation, 3311 E. Old Shakopee Road, Minneapolis, Minnesota 55425. Correspondence directed to more than one member of the Board of Directors will be distributed by the Corporate Secretary to the Board members.

Expenses of Solicitation

      This solicitation of proxies is being made by Ceridian and we pay the cost of soliciting proxies. We also arrange with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and we reimburse them for their expenses. In addition to solicitation by mail, proxies may be solicited by our employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. We have also retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000, plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission reports of ownership regarding the common stock and other Ceridian equity securities. These persons are required by the Security and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on a review of copies of the Section 16(a) reports received during the period from January 1, 2003 until February 14, 2004 and written representations from each of our directors and executive officers, all of our officers, directors and beneficial owners complied with the applicable Section 16(a) filing requirements; except that we failed to timely file a Form 4 for Mr. Eickhoff reporting a stock option grant occurring on July 1, 2003 due to an administrative oversight, but such Form 4 was subsequently filed on August 8, 2003.

Annual Report on Form 10-K

      A copy of our Annual Report on Form 10-K (an annual filing with the Securities and Exchange Commission) for the year ended December 31, 2003 is included in this year’s Annual Report to Stockholders. Additional copies of the Form 10-K may be obtained without charge by writing to Ceridian Corporation, Attention: Stockholder Services Department, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425-1640.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the postage paid envelope provided or by voting by telephone or the Internet.

By Order of the Board of Directors

Ronald L. Turner
Chairman, President and Chief Executive Officer

March 30, 2004

Minneapolis, Minnesota

Appendix A

Charter of the

Audit Committee

I. Purpose.

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to:

•	The integrity of the Company’s financial statements.

•	The Company’s compliance with legal and regulatory requirements.

•	The Company’s independent auditor’s qualifications and independence.

•	The performance of the Company’s internal audit function and independent auditors.

      The Committee reports to the Board of Directors of the Company.

II. Composition and Organization.

      The Committee shall be comprised of three or more directors as determined and appointed by the Board, one of whom shall be appointed as Chair of the Committee. Each of members of the Committee shall be independent, financially literate, have sufficient financial experience and ability to enable them to discharge their responsibilities as may be required by applicable law, rules and regulations (including, but not limited to, Rule 10A-3 of the Securities and Exchange Act of 1934, as amended) and The New York Stock Exchange listing requirements. At least one member shall have accounting or related financial management expertise that is sufficient to be determined to be an “audit committee financial expert.” No member of the Committee may serve on the audit committees of more than three public companies.

      The Committee shall meet at least four times annually or more frequently as circumstances dictate or are necessary to satisfy the Committee’s responsibilities and duties set forth in Section III of this Charter. The Chair shall prepare and/or approve an agenda in advance of each meeting. At regularly scheduled meetings, the Committee shall meet privately and separately in executive session with senior management, the senior internal audit executive, the independent auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed.

      The Committee may delegate any of its responsibilities to one or more subcommittees comprised of members of the Committee.

      Committee members shall be compensated by the Company solely in the form of director’s fees. As such, no member of the Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries.

III. Responsibilities and Duties.

      The following shall be the principal responsibilities and duties of the Committee:

     A. Financial Information

      1. Review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.

      3. Review and discuss with management the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentations to be made) to the extent required by applicable law or listing standards.

      4. Review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

     B. Independent Auditors

      1. Sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors. The independent auditors shall report directly to the Committee. The Committee shall engage the independent auditors, including in connection with any non-audit services, and oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall approve the fees paid to the independent auditors, including fees paid in connection with any non-audit services.

      2. Approve guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards.

      3. Review the independence and performance of the Company’s independent auditors annually. Receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. Such reports shall include a description of all relationships between the independent auditors and the Company. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. In reviewing the performance of the independent auditors, the Committee shall consult with management, including the senior internal audit executive, and shall obtain and review a report by the independent auditors describing their internal quality control procedures, any material issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and the response of the independent auditors or any steps taken to deal with such issues. Such report shall also discuss tenure of partners, including the lead partner, as related to partner rotation requirements required by the Securities and Exchange Commission. The Committee shall review and evaluate the lead partner of the independent auditor and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee shall present its conclusions with respect to the independent auditors to the Board.

      4. Discuss with the senior internal audit executive and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, including the senior internal audit executive, and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. Management and the senior internal audit executive shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

      5. Review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed,” regardless of materiality.

     C. Internal Audit Department and Legal Compliance

      1. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

      2. Review the appointment, performance and replacement of the senior internal audit executive.

      3. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

      4. Review periodically with management, including the General Counsel and senior internal audit executive, and the independent auditors:

(a) Any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with Company’s Code of Conduct.

(b) The effect of new or proposed regulatory and accounting inactivities on the Company’s financial statements and other public disclosures.

      5. Review periodically with the General Counsel and other appropriate legal staff the material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

     D. Other Committee Responsibilities

      1. Review periodically retirement plan activities, investments in derivatives, and investment policies.

      2. Produce the audit committee report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

      3. Approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

      4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing maters.

      5. Review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

      6. Review annually a summary of compliance with the Company’s Code of Conduct. The Committee shall recommend to the Board whether and on what terms to grant to any Director or executive officer a waiver from the Company’s Code of Conduct.

      7. Evaluate the Committee’s performance on an annual basis and establish criteria for such evaluation.

      8. Maintain minutes of meetings and periodically report to the Board of Directors on significant issues or results of the foregoing activities.

      9. Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee and Board for approval. Publish the charter in the Company’s proxy statement in accordance with applicable rules and regulations.

      10. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties, on the same terms as if the retention was authorized by the Board. The Committee shall receive appropriate funding from the Company to carry out its duties.

      In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete or accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Adopted by:

Audit Committee: January 27, 2004.
Nominating and Corporate Governance Committee: January 27, 2004.
Board of Directors: January 27, 2004.

Appendix B

CERIDIAN CORPORATION

2004 LONG-TERM STOCK INCENTIVE PLAN

Section 1.	Purpose.

      The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2.	Definitions.

      As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation and Human Resources Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Ceridian Corporation, a Delaware corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(r) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(s) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(t) “Person” shall mean any individual, corporation, partnership, association or trust.

(u) “Plan” shall mean this Ceridian Corporation 2004 Long-Term Stock Incentive Plan, as amended from time to time.

(v) “Reload Option” shall mean a Non-Qualified Stock Option granted under Section 6(a)(iv) of the Plan.

(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(z) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(aa) “Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(bb) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(cc)“Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.	Administration.

      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

      (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code. In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

      (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.	Shares Available for Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 6,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan, except that, after May 11, 2014, any Shares withheld in connection with the satisfaction of tax obligations relating to Restricted Stock shall not be available for granting Awards. Prior to May 11, 2014, any previously issued Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan.

      (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

      (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

      (d) Award Limitations Under the Plan

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 2,000,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $2,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

(iii) Plan Limitation on Restricted Stock, Restricted Stock Units and Stock Awards. No more than 2,000,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan, shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units and Stock Awards; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock, Restricted Stock Units and Stock Awards for purposes of this limitation on grants of such Awards.

(iv) Limitation on Awards Granted to Non-Employee Directors. Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 5%

of the Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan.

(v) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 6,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5.	Eligibility.

      Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards.

      (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Reload Options. Subject to the terms and conditions established by the Committee, the Committee may grant Options (“Reload Options”) separately or together with another Option, pursuant to which the Participant would be granted a new Option when the payment of the exercise price of a previously granted stock option is made by the delivery of Shares already owned by the Participant pursuant to Section 6(a)(iii) hereof (or the provisions of another plan under which the stock option was granted) and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the stock option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares delivered as consideration upon the exercise of the previously granted stock option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the previously granted stock option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such stock option. Shares delivered as payment of part or all of the exercise price of the Option that have been owned by the Participant less than six months will not be counted for purposes of determining the number of Shares that may be subject to the Reload Option. In addition, any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Reload Options may be granted with respect to Options previously granted under the Plan or options granted another plan of the Company or may be granted in connection with any Option granted under the Plan at the time of such grant. Reload Options may be granted only with respect to non-qualified stock options. No Reload Option may be granted with respect to the exercise of any other Reload Option granted under this Plan or another plan of the Company. Reload Options may be granted only to Participants who continue to be Eligible Persons on the date of grant of a Reload Option. Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the Reload Option and shall have a term not to exceed the remaining term of the Option with respect to which the Reload Option was granted. A Reload Option may not be exercised less than six months after the date of grant of such Reload Option.

      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

      (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

      (d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

      (e) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

      (f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

      (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

      (h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.     Amendment and Termination; Corrections.

      (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

(vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

      (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

      (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding.

      In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions.

      (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

      (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

      (c) No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

      (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

      (e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

      (f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

      (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

      (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

      (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Effective Date of the Plan.

      The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 12, 2004 and the Plan shall be effective as of the date of such stockholder approval.

Section 11.     Term of the Plan.

      The Plan shall terminate at midnight on May 11, 2014, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

Appendix C

CERIDIAN CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.     Purpose of Plan.

      The purpose of the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to advance the interests of Ceridian Corporation, a Delaware corporation formerly known as New Ceridian Corporation (the “Company”), and its stockholders by providing employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of common stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and provisions of the Plan shall be construed consistent with such intention.

2.     Definitions.

      The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 “Agent” means the party or parties designated by the Company to provide Share Accounts and certain administrative services in connection with the Plan.

2.2 “Board” means the Board of Directors of the Company or any committee thereof to which the Board of Directors has delegated authority with respect to the Plan.

2.3 “Common Stock” means the common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of the Plan.

2.4 “Committee” means the Compensation and Human Resources Committee of the Board, or such successor committee that meets the criteria specified in Section 3.

2.5 “Contribution Account” means an account established for each Participant to which payroll deductions under the Plan are credited in accordance with Section 7.

2.6 “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

2.7 “Employee” means any person, including an officer, who is employed on a full-time or part-time basis by a Participating Employer.

2.8 “Ending Date” means the last day of each Offering Period.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10 “Fair Market Value” means, with respect to the Common Stock, as of any date:

(a) if the Common Stock is listed on the New York Stock Exchange, the closing price per share of the Common Stock, at the end of the regular trading session, which as of the effective date of this Plan is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded on such day, as of the first day prior thereto on which there was such a trade); or

(b) if the Common Stock is not so listed, such price as is determined in the manner specified by the Committee in its sole discretion, such manner to be acceptable under Section 423 of the Code.

2.11 “Grant Date” means the first day of each Offering Period.

2.12 “Insider” means any Employee who is subject to Section 16 of the Exchange Act.

2.13 “Offering Period” means each three-month period beginning on March 16 and ending on June 15, or beginning on June 16 and ending on September 15, or beginning on September 16 and ending on December 15, or beginning on December 16 and ending on March 15.

2.14 “Participant” means an eligible Employee who elects to participate in the Plan in accordance with Section 6.

2.15 “Participating Employer” means the Company and any Designated Subsidiary that has elected to participate in the Plan.

2.16 “Share Account” means the brokerage account established by the Agent for each Participant to which shares of Common Stock purchased under the Plan are credited in accordance with Section 9. The Share Account will be established pursuant to a separate agreement between each Participant and the Agent.

2.17 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.     Administration.

      The Plan shall be administered by the Committee (or any successor thereto appointed by the Board consisting of not less than three members, all of whom must be members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, but action may be taken by the Committee without a meeting if unanimous written consent is given. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan (including rules and regulations intended to insure that operation of the Plan complies with Section 16 of the Exchange Act), and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Insiders. The Committee may request advice or assistance or retain the services of such other persons as are necessary for the proper administration of the Plan.

4.     Eligibility.

      Any person who is (a) an Employee on the last day of the calendar month immediately preceding a Grant Date, (b) is not on long-term disability or unpaid leave status at that time, and (c) has reached the age of majority in the state or province in which he or she resides shall be eligible to participate in the Plan for the Offering Period beginning on such Grant Date, subject to the limitations imposed by Section 423(b) of the Code.

5.     Offering Periods.

      Options to purchase shares of Common Stock shall be granted to Participants under the Plan through a series of consecutive Offering Periods. The first Offering Period under the Plan shall have a Grant Date of June 16, 2001 and an Ending Date of September 15, 2001. Offering Periods under the Plan shall continue until either (a) the Committee decides, in its sole discretion, to cancel future Offering Periods because the Common Stock remaining available under the Plan is insufficient to grant options to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 11.2 and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Ending Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Ending Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Ending Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

6.     Participation.

      Participation in the Plan is voluntary. An eligible Employee may become a Participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and the establishment of a Share Account, and filing the enrollment form with the Company’s Human Resources Department not later than the last business day of the month immediately preceding the Grant Date of the first Offering Period in which the Participant wishes to participate.

7.     Payroll Deductions.

      7.1     Each Employee electing to participate in the Plan shall designate on the enrollment form the amount of money which he or she wishes to have deducted from his or her paycheck each pay day to purchase Common Stock pursuant to the Plan. The aggregate amount of such payroll deductions shall not be less than $25.00 per month, and shall not be more than $5,312.50 (85% of $6,250) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period. Notwithstanding the foregoing, for the two Offering Periods in 2001, the aggregate amount of such payroll deductions shall not be more than $10,625 (85% of $12,500) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period in 2001. Deductions for Plan purposes will not be withheld from compensation amounts, such as annual bonus or gain sharing payments, that are not part of a Participant’s normal and recurring compensation each payday.

      7.2     Payroll deductions for a Participant shall commence on the first pay day on or after the Grant Date of the applicable Offering Period and shall continue until the termination date of the Plan, unless participation in the Plan is sooner terminated as provided in Section 10, the deduction amount is increased or decreased by the Participant as provided in Section 7.4, deductions are suspended as provided in Section 7.4 or the Offering Period is adjusted by the Committee as provided in Section 5. Except for a Participant’s rights to change the amount of, suspend or discontinue deductions pursuant to Sections 7.4 and 10, the same deduction amount shall be utilized for each pay day during subsequent Offering Periods, whether or not the Participant’s compensation level increases or decreases. If the pay period of any Participant changes, such as from weekly to semi-monthly, an appropriate adjustment shall be made to the deduction amount for each pay day corresponding to the new pay period, if necessary, so as to ensure the deduction of the proper amount as specified by the Participant in his or her enrollment form for that Offering Period.

      7.3     All payroll deductions authorized by a Participant shall be credited to the Participant’s Contribution Account. A Participant may not make any separate cash payment or contribution to such Contribution Account. Contribution Accounts shall be solely for bookkeeping purposes, and no separate fund or trust shall be established for payroll deductions. Until utilized to purchase shares of Common Stock, funds from payroll deductions shall be held as part of the Participating Employers’ general assets, and the Participating Employers shall not be obligated to segregate such funds. No interest shall accrue on a Participant’s payroll deductions under the Plan.

      7.4     No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan, or may suspend such payroll deductions, for subsequent Offering Periods by completing a change form and filing it with the Company’s Human Resources Department not later than the last business day of the month immediately preceding the Grant Date for the Offering Period as of which such increase, decrease or suspension is to be effective.

      7.5     Payroll deductions which are authorized by Participants who are paid other than in U.S. currency shall be withheld in Contribution Accounts in the country in which such Participant is employed until exercise of an option granted hereunder. Upon exercise of the option granted to such Participant, the amount so withheld shall be converted into U.S. dollars on the basis of the rate of exchange published in the Wall Street Journal for such currency into U.S. dollars as of the business day immediately preceding the Ending Date for such Offering Period. The purchase price shall thereupon be paid to the Company in U.S. dollars following such conversion, the extent to which the Participant may exercise an option therefore being dependent, in part, upon the applicable rate of currency exchange. If, as a result of fluctuations in the exchange rate between the U.S. dollar and a foreign currency during an Offering Period, a Participant who is paid in such foreign currency has less than the minimum permitted amount deducted during an Offering Period, the amount deducted will, nevertheless, be used to purchase Common Stock in accordance with the Plan.

8.     Grant of Option.

      8.1     Subject to Section 8.2, on each Grant Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase the number of whole and fractional shares (computed to the fourth decimal place) of Common Stock equal to the lesser of (a) the amount determined by dividing the amount of payroll deductions credited to his or her Contribution Account during the Offering Period beginning on such Grant Date by the Purchase Price specified in the following sentence, or (b) the amount determined by dividing $6,250.00 ($10,500.00 in 2001) by the Fair Market Value of one share of Common Stock on the applicable Grant Date. The purchase price per share of such shares (the “Purchase Price”) shall be the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the applicable Grant Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the applicable Ending Date.

      8.2     Despite any provisions of the Plan that may provide or suggest otherwise:

(a) no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock that would in the aggregate represent 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary;

(b) no Employee shall be granted an option under the Plan to the extent that the Employee’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue (i.e., become exercisable) at a rate that exceeds $25,000 of Fair Market Value of such shares of Common Stock (determined at the time such option is granted, which is the Grant Date) for each calendar year in which such option is outstanding at any time; or

(c) no Participant may purchase more than 6,000 shares of Common Stock under the Plan in any given Offering Period.

9.     Exercise of Option.

      9.1     Unless a Participant withdraws from the Plan pursuant to Section 10, his or her option for the purchase of shares of Common Stock granted for an Offering Period will be exercised automatically and in full at the applicable Purchase Price as soon as practicable following the Ending Date of such Offering Period. If the full amount credited to a Participant’s Contribution Account during an Offering Period is not required to exercise such Participant’s option for that Offering Period in full (due to the applicability of clause (b) of Section 8.1 and/or fluctuations in the exchange rate between the U.S. dollar and the foreign currency in which such Participant is paid), the amount not required to exercise such option shall promptly be refunded to the Participant following the Ending Date of such Offering Period.

      9.2     No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised and the shares of

Common Stock purchased, at which point such Participant shall have all of the rights and privileges of a stockholder of the Company with respect to shares purchased under the Plan. During his or her lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

      9.3     Shares of Common Stock purchased pursuant to the exercise of options hereunder shall be held in Share Accounts maintained for and in the name of each Participant by the Agent, such Agent or its nominee to be the record holder of such shares for the benefit of the Participant. The Agent shall provide each Participant with a quarterly statement of his or her Share Account.

      9.4     Dividends paid with respect to shares credited to each Share Account will be themselves credited to such Account and, if paid in cash, will automatically be reinvested in whole and fractional shares of Common Stock.

      9.5     A Participant may request that the Agent cause a stock certificate representing some or all of the number of whole shares of Common Stock credited to the Participant’s Share Account be issued in the name of the Participant. The Agent shall cause such certificate to be issued as soon as practicable after its receipt of such request and the payment by the Participant of any applicable issuance fees. From and after the date of the issuance of any such certificate, the number of shares credited to the Participant’s Share Account shall be reduced by the number of shares represented by such certificate, and the Participant shall thereafter be the record holder of the shares represented by such certificate.

10.     Withdrawal; Termination of Employment.

      10.1     A Participant may terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to his or her Contribution Account under the Plan at any time on or before the last business day of an Offering Period by giving written notice to the Company. Such notice shall (a) state that the Participant wishes to terminate participation in the Plan, (b) specify the withdrawal date, and (c) request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable after the withdrawal date specified in the notice of withdrawal (or, if no such date is specified, as soon as practicable after receipt of the notice of withdrawal), the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.2.

      10.2     If a Participant’s suspension of payroll deductions under the Plan pursuant to Section 7.4 continues for four consecutive Offering Periods, such suspension shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective as of the Ending Date of the fourth consecutive Offering Period during which no payroll deductions occurred. If, for any reason, a Participant’s net pay after withholding taxes and other applicable deductions not related to the Plan (such as for health and welfare benefits) each pay day becomes less than the amount the Participant has designated be deducted each pay day for contribution to the Plan, such occurrence shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective immediately. Following such termination, all of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable, the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.4.

      10.3     Upon termination of a Participant’s employment with all Participating Employers for any reason, including retirement or death, his or her participation in the Plan will automatically cease and the payroll deductions accumulated in his or her Contribution Account will be returned to the Participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto under Section 12 below, and the Participant’s option for the current Offering Period will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the

Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or leave of absence approved by the Participating Employer, shall not be deemed a termination of employment under this Section 10.3.

      10.4     A Participant’s termination of participation in the Plan pursuant to Section 10.1 or 10.2 will not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new enrollment form in accordance with Section 6 or in any similar plan that may hereafter be adopted by the Company.

11.     Stock Subject to the Plan.

      11.1     The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 1,600,000 shares, subject to adjustment as provided in Sections 11.2 and 11.3. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable, as determined in the Committee’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s Contribution Account as soon as practicable after the Ending Date of such Offering Period.

      11.2     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to each outstanding option, and (b) the Purchase Price of outstanding options.

      11.3     Subject to the following provisions of this Section 11.3, if the Company is the surviving corporation in any reorganization, merger or consolidation with or involving one or more other corporations, each outstanding option under the Plan shall apply to the amount and kind of securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price. If there is a (a) dissolution or liquidation of the Company, (b) merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, (c) sale of all or substantially all of the assets of the Company to another person or entity, or (d) transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50% of the combined voting power of all classes of stock of the Company, then the Plan and all options outstanding thereunder shall terminate, except as provided in the following sentence. If provision is made in writing in connection with such transaction for the continuation of the Plan and either the assumption of the options theretofore granted or the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with appropriate adjustments as to the number and kinds of shares and exercise prices, then the Plan shall continue in the manner and under the terms provided. If the Plan is terminated as provided in this Section 11.3, the current Offering Period shall be deemed to have ended on the last trading day prior to such termination, and the options of each Participant then outstanding shall be deemed to have been automatically exercised in accordance with Section 9.1 on such last trading day. The Committee shall cause written notice to be sent of an event that will result in such a termination to all Participants not later than the time the

Company gives notice thereof to its stockholders. Adjustments under this Section 11.3 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

12.     Designation of Beneficiary.

      12.1     A Participant may file a written designation of a beneficiary who is to receive a cash refund of the amount, if any, from the Participant’s Contribution Account under the Plan in the event of such Participant’s death at a time when cash is held for his or her account. Disposition of shares of Common Stock in a Participant’s Share Account upon the Participant’s death shall be in accordance with the agreement governing the Share Account.

      12.2     A designation of beneficiary pursuant to Section 12.1 may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.     No Right to Employment.

      Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Employer to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Participating Employer.

14.     Rights As a Stockholder.

      As a holder of an Option under the Plan, a Participant will have no rights as a stockholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

15.     Transferability.

      Neither payroll deductions credited to a Participant’s Contribution Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.     No Right to Employment.

      Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.     Amendment or Termination.

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 5 of the Plan.

18.     Notices.

      All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Senior Vice President, Human Resource Services of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19.     Effective Date of Plan.

      The Plan shall be effective as of November 28, 2000, the date it was adopted by the Board and approved by the Company’s sole stockholder.

20.     Miscellaneous.

      The headings to sections of the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware. References in the Plan to “$” or “dollars” shall be deemed to refer to United States dollars unless the context clearly indicates otherwise.

Amended: January 27, 2004 subject to approval of the Company’s stockholders on May 12, 2004.

TWO ADDITIONAL WAYS TO VOTE YOUR PROXY VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY — 7 DAYS A WEEK SAVE YOUR COMPANY MONEY — IT’S FAST AND CONVENIENT

TELEPHONE		INTERNET		MAIL
1-866-358-4698		http://proxyvotenow.com/cen
Use any touch-tone telephone. Have your Proxy Form in hand. Enter the Control Number located in the box below. Follow the simple recorded instructions.	OR	Go to the website address listed above. Have your Proxy Form in hand. Enter the Control Number located in the box below. Follow the simple instructions.	OR	Mark, sign and date your proxy card. Detach card from Proxy Form. Return the card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the
named proxies to vote your shares in the same
manner as if you have marked, signed and returned
the proxy card. If you have submitted your proxy
by telephone or the Internet there is no need for you
to mail back your proxy.
1-866-358-4698 CALL TOLL-FREE TO VOTE

CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING

\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/
-------------------------------------------------------------------------------------------------------------------------------------------

(Please sign, date and return this	☒
proxy card in the enclosed	Votes MUST be indicated
envelope.)	☒ in Black or Blue ink.

1. Election of Directors:						3.	Proposal to approve the Ceridian Corporation Amended and Restated Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees:	01) — William J. Cadogan, 02) — Nicholas D. Chabraja,
03) — Robert H. Ewald, 04) — Ronald T. LeMay,
05) — George R. Lewis, 06) — Ronald L. Turner,
07) — Carole J. Uhrich, 08) — Alan F. White

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)					If you wish to have your vote on all matters kept confidential in accordance with Ceridian Corporation policy, check here. ☐

2.	Proposal to approve the Ceridian Corporation 2004 Long-Term Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you wish to have your vote on all matters kept confidential in accordance with Ceridian Corporation policy, check here. ☐
Address Change and/or Comments Mark Here ☐

S C A N L I N E

Please sign exactly as name is printed to the left. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.

DATE

SHARE OWNER SIGN HERE

CO-OWNER SIGN HERE

(Please sign, date and return this proxy card in the enclosed envelope.)	Votes must be indicated in black or blue ink

CERIDIAN CORPORATION
PROXY CARD

This proxy is solicited on behalf of the Board of Directors of Ceridian Corporation for the
Annual Meeting of Stockholders on May 12, 2004.

     The undersigned appoints Ronald L. Turner and Gary M. Nelson, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Stockholders to be held on May 12, 2004 and at any adjournment or postponement thereof all of the undersigned’s shares of Ceridian Corporation common stock held of record on March 16, 2004 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

     This proxy, when properly signed, will be voted in the manner directed.

•	Voting by Mail. If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

•	Voting by Telephone. If you wish to vote by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone you do not need to return this card.

•	Voting by Internet. If you wish to vote by Internet, please follow the instructions on the reverse side of this card. If you vote by Internet you do not need to return this card.

CERIDIAN CORPORATION
P.O. BOX 11290
(Continued, and to be signed and dated on the reverse side)	NEW YORK, N.Y. 10203-0290